Exhibit 17(t)

Core Equity Portfolio
Capital Appreciation Portfolio
Intermediate Bond Portfolio
Tennessee Tax-Free Portfolio
Cash Reserve Portfolio
U.S. Government Money Market Portfolio
Municipal Money Market Portfolio

The Securities and Exchange Commission (the “SEC”) has not approved or disapproved these securities or passed upon the accuracy of this Prospectus. Any representation to the contrary is a criminal offense.
Dated October 28, 2005

Table of Contents

Investment Objective, Principal Strategies and Risks, and Performance
Core Equity Portfolio	1
Capital Appreciation Portfolio	3
Intermediate Bond Portfolio	5
Tennessee Tax-Free Portfolio	7
U.S. Government Money Market Portfolio	9
Municipal Money Market Portfolio	11
Cash Reserve Portfolio	13
Fees and Expenses of the Portfolios	15
Investment Details	19
Who Manages the Portfolios	27
Class Definitions	32
How to Invest in the Portfolios	33
Class I	33
Classes A, B, and C	34
Privacy Policy	45
Financial Highlights	46
Additional Information About the Portfolios	Back Cover
Not all First Funds Portfolios and/or Classes may be available for purchase in your state.
No person has been authorized to give any information or to make any representation that is not contained in this Prospectus, or in the Statement of Additional Information (“SAI”) that is incorporated herein by reference, in connection with the offering made by this Prospectus and, if given or made, such information or representations must not be relied upon. Also, this Prospectus does not constitute an offering by First Funds (the “Trust”) or ALPS Distributors, Inc., (“ADI” or “Distributor”) in any jurisdiction where such an offering would not be lawful.
FIRST FUNDS:      Not FDIC Insured      May Go Down In Value      Not Guaranteed By Any Bank or Government Agency

Core Equity Portfolio
Investment Objective, Principal Strategies and Risks
Investment Objective — The objective of the Core Equity Portfolio (the “Portfolio”) is to achieve maximum total return through capital appreciation by investing at least 80% of its net assets, plus any borrowings for investment purposes, in equity securities.
Principal Investment Strategy — Under normal market conditions, First Tennessee Bank National Association (“First Tennessee” or “Adviser”) and Highland Capital Management Corp. (“Highland” or “Sub-Adviser”) currently intend to invest at least 80% of the Portfolio’s assets in common stock and American Depositary Receipts (“ADRs”) of international companies that are traded on major domestic securities exchanges (New York Stock Exchange “NYSE,” American Stock Exchange “AMEX,” and NASDAQ). The Portfolio may also invest in convertible preferred stock, bonds, and debentures that are convertible into common stock. If the Board of Trustees determines to change the Portfolio’s policy of investing at least 80% of its net assets, plus any borrowings for investment purposes, in equity securities, it will provide the shareholders of the Portfolio at least 60 days prior written notice of the change.
Primary Risks — As with all managed funds, there is a risk that the Sub-Adviser’s strategy for managing the Portfolio may not achieve the desired results. In addition, the price of common stock moves up and down in response to corporate earnings and developments, interest rate movements, economic and market conditions and anticipated events. As a result, the price of the Portfolio’s investments may go down and you could lose money on your investment.
In addition, the share price of the Portfolio can be more volatile than mutual funds that hold a greater number of securities. A significant increase or decline in the price of any single security held by the Portfolio (due to the Portfolio’s fairly concentrated holdings) will amplify the affect of that security’s impact on the Portfolio’s share price.
For more information about the risk factors identified above, please refer to the section entitled “Investment Details” later in this Prospectus. The SAI contains additional information about the risks associated with investing in the Portfolio.
The value of the Portfolio’s shares, like stock prices generally, will fluctuate within a wide range. An investor in the Portfolio could lose money over short or even long periods of time.
Please remember there is no guarantee that the Portfolio will achieve its investment objective. An investment in the Portfolio is not a deposit or any other obligation of a bank, is not insured, endorsed, or guaranteed by the FDIC, a bank or any government agency, and involves investment risk including the possible loss of the principal amount invested.
Should I Invest in the Core Equity Portfolio?
The Portfolio may be appropriate for you if:
•	You can tolerate the price fluctuations and volatility that are inherent in investing in a broad-based stock mutual fund.

•	You seek an investment that seeks to provide long-term capital appreciation.

•	You wish to add an equity fund to your existing investment portfolio.

•	You seek maximum total return through capital appreciation over a long-term investment time horizon—at least five years.
Remember, no single investment can provide a balanced investment plan.
800.442.1941

Core Equity Portfolio
Performance
The following bar chart and table can help you evaluate the potential risks of investing in the Portfolio. Both the bar chart and the table show the variability the Portfolio has experienced in its performance in the past. The Portfolio’s past performance (before and after taxes) does not indicate how it will perform in the future and is intended to be used for purposes of comparison only.
The performance of Class I shares shown in the bar chart reflects the expenses associated with those shares from year to year. Other classes have higher expenses.
The following table lists the Portfolio’s average year-by-year return by Class over the past one-, five-, and ten-year periods and since the inception of each Class of shares. The table also compares the average annual total returns of each Class of shares of the Portfolio for the periods shown to the performance of the S&P 500® Index.

Average Annual Total Return (for the period ended December 31, 2004)
	Inception Date	1 Year	5 Years	10 Years	Since Inception

Class I	8/2/93
Return Before Taxes		5.96%	(0.34)%	12.60%	12.14%
Return After Taxes on Distributions		4.76%	(1.48)%	10.98%	10.49%
Return After Taxes on Distributions and Sale of Portfolio Shares		4.80%	(0.56)%	10.61%	10.14%

Class A	12/20/95	(0.32)%	(1.75)%	N/A	10.04%

Class B	8/3/99	0.11%	(1.71)%	N/A	(0.39)%

Class C	12/9/93	4.19%	(1.30)%	11.46%	10.73%

S&P 500 Index	8/2/93	10.86%	(2.29)%	12.06%	11.09%

After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown, and after-tax returns shown are not relevant to investors who hold their shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts. After-tax returns are shown for Class I shares only, and after-tax returns for other Classes will vary.
Returns after taxes on distributions and sale of Portfolio shares may be higher than before-tax returns when a net capital loss occurs upon the redemption of Portfolio shares.
The S&P 500 Index is an unmanaged index tracking the performance of the 500 largest publicly traded U.S. stocks and is often used to indicate the performance of the overall domestic stock market. The S&P 500 is not a mutual fund, and you cannot invest in it directly. Also, the performance of the S&P 500 does not reflect the costs associated with operating a mutual fund, such as buying, selling, and holding securities.
www.FirstFunds.com

Capital Appreciation Portfolio
Investment Objective, Principal Strategies and Risks
Investment Objective — The objective of the Capital Appreciation Portfolio (the “Portfolio”) is to seek long-term capital appreciation by investing at least 65% of its total assets in equity securities of smaller-capitalization companies.
Principal Investment Strategy — Under normal market conditions, Delaware Management Company (“DMC”) or (“Co-Adviser”) currently intends to invest at least 80% of the Portfolio’s total assets in equity securities of companies with market capitalizations generally between $200 million and $2 billion at the time of purchase, with an average market capitalization of the Portfolio not to exceed $1.5 billion. The Portfolio also may invest in preferred stock, bonds and debentures convertible into common stock of U.S.-based companies of all sizes, industries, and geographical markets. The Portfolio may also invest in securities of foreign issuers.
Primary Risks — As with all managed funds, there is a risk that the Co-Adviser’s strategy for managing the Portfolio may not achieve the desired results. In addition, the price of common stock moves up and down in response to corporate earnings and developments, interest rate movements, economic and market conditions and anticipated events. As a result, the price of the Portfolio’s investments may go down and you could lose money on your investment.
The Portfolio’s share price may fluctuate more than that of mutual funds primarily invested in stocks of large companies. Small company securities may under-perform as compared to the securities of large companies, and their prices may be more volatile. Small company securities may also pose greater risk due to narrow product lines, limited financial resources, less depth in management, or a limited trading market for their stocks.
The Portfolio’s annual portfolio turnover may be greater than 100%. A turnover rate of 100% would occur if the Portfolio sold and replaced securities valued at 100% of its net assets within one year. High turnover rate can result in increased transaction costs, which may affect the Portfolio’s performance, and tax liability for investors.
For more information about the risk factors identified above, please refer to the section entitled “Investment Details” later in this Prospectus. The SAI contains additional information about the risks associated with investing in the Portfolio.
The value of the Portfolio’s shares, like stock prices, generally will fluctuate within a wide range. An investor in the Portfolio could lose money over short or even long periods of time.
Please remember there is no guarantee that the Portfolio will achieve its investment objective. An investment in the Portfolio is not a deposit or any other obligation of a bank, is not insured, endorsed, or guaranteed by the FDIC, a bank or any government agency, and involves investment risk including the possible loss of the principal amount invested.
Should I Invest in the Capital Appreciation Portfolio?
The Portfolio may be appropriate for you if:
•	You can tolerate the price fluctuations and volatility that are inherent in investing in a stock mutual fund that invests in small and medium-capitalization companies.

•	You seek long-term capital appreciation in your investment.

•	You wish to add an aggressive growth-oriented stock fund to your existing investment portfolio.

•	You are not seeking current income or the preservation of capital.
Remember, no single investment can provide a balanced investment plan.
800.442.1941

Capital Appreciation Portfolio
Performance
The following bar chart and table can help you evaluate the potential risks of investing in the Portfolio. Both the bar chart and the table show the variability the Portfolio has experienced in its performance in the past. The Portfolio’s past performance (before and after taxes) does not indicate how it will perform in the future and is intended to be used for purposes of comparison only.
The performance of Class I shares shown in the bar chart reflects the expenses associated with those shares from year to year. Other classes have higher expenses.
     The following table lists the Portfolio’s average year-by-year return by Class over the past one- and five-year periods and since the inception of each Class of shares. The table also compares the average annual returns of each Class of shares of the Portfolio for the periods shown to the performance of the Russell 2000® Growth Index.

Average Annual Total Return (for the period ended December 31, 2004)
	Inception Date	1 Year	5 Years	Since Inception

Class I	9/2/97
Return Before Taxes		10.16%	4.37%	6.55%
Return After Taxes on Distributions		10.16%	2.60%	5.17%
Return After Taxes on Distributions and Sale of Portfolio Shares		6.61%	2.67%	4.83%

Class A	10/2/97	3.72%	2.82%	4.71%

Class B	8/3/99	4.05%	3.01%	6.99%

Class C	10/2/97	8.05%	3.27%	4.73%

Russell 2000 Growth Index	9/2/97	13.82%	(3.84)%	2.29%

After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown, and after-tax returns shown are not relevant to investors who hold their shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts. After-tax returns are shown for Class I shares only, and after-tax returns for other Classes will vary.
Returns after taxes on distributions and sale of Portfolio shares may be higher than before-tax returns when a net capital loss occurs upon the redemption of Portfolio shares.
The Russell 2000 Growth Index measures the performance of those Russell 2000 Index companies with higher price-to-book ratios and higher forecasted growth values. The Russell 2000 Growth Index is not a mutual fund and you cannot invest in it directly. Also, the performance of the Russell 2000 Growth Index does not reflect the costs associated with operating a mutual fund, such as buying, selling, and holding securities.
www.FirstFunds.com

Intermediate Bond Portfolio
Investment Objective, Principal Strategies and Risks
Investment Objective — The objective of the Intermediate Bond Portfolio (the “Portfolio”) is to seek current income consistent with the preservation of capital by investing at least 80% of its net assets, plus any borrowings for investment purposes, in bonds.
Principal Investment Strategy — Under normal market conditions, fixed-income securities held by the Portfolio will consist primarily of investment grade debt securities and obligations issued by the U.S. government and U.S. corporations, as well as investment grade mortgage-backed and asset-backed securities. Investment grade debt securities are securities rated Baa or higher by Moody’s Investors Service, Inc. (“Moody’s”) or BBB by Standard & Poor’s Corporation (“S&P”). The Portfolio may also invest up to 5% of its net assets in unrated securities that First Tennessee Bank National Association (“First Tennessee” or “Adviser”) and Martin & Company, Inc. (“Martin” or “Sub-Adviser”) determine are of equivalent quality to the other securities in which the Portfolio invests. The Portfolio also may invest in securities of foreign issuers and engage in foreign currency transactions. If the Board of Trustees determines to change the Portfolio’s policy of investing at least 80% of its net assets, plus any borrowings for investment purposes, in bonds, it will provide the shareholders of the Portfolio at least 60 days prior written notice of the change.
The Portfolio primarily invests in short to intermediate bonds. While the Portfolio may invest in securities of any maturity, the Portfolio’s dollar-weighted average maturity will range between three to six years. The Sub-Adviser may vary the average Portfolio maturity, within this range, based upon prevailing interest rates and economic conditions.
Primary Risks — The Portfolio invests primarily in fixed-income securities. Fixed income securities are subject to risks such as credit or default risks, and decreased value due to interest rate increases. The Portfolio’s performance may also be affected by risks to certain types of investments, such as foreign securities and derivative instruments.
For more information about the risk factors identified above, please refer to the section entitled “Investment Details” later in this Prospectus. The SAI contains additional information about the risks associated with investing in the Portfolio.
An investor in the Portfolio could lose money over short or even long periods of time.
Please remember there is no guarantee that the Portfolio will achieve its investment objective. An investment in the Portfolio is not a deposit or any other obligation of a bank, is not insured, endorsed, or guaranteed by the FDIC, a bank or any government agency, and involves investment risk including the possible loss of the principal amount invested.
Should I Invest in the Intermediate Bond Portfolio?
The Portfolio may be appropriate for you if:
•	You seek higher potential returns than money market funds and you can tolerate the risks associated with investing in fixed-income securities.

•	You seek an income producing mutual fund for an asset allocation program.

•	You have a longer-term investment perspective and are prepared to maintain your investment in the Portfolio for several years.
Remember, no single investment can provide a balanced investment plan.
800.442.1941

Intermediate Bond Portfolio
Performance
The following bar chart and table can help you evaluate the potential risks of investing in the Portfolio. Both the bar chart and the table show the variability the Portfolio has experienced in its performance in the past. The Portfolio’s past performance (before and after taxes) does not indicate how it will perform in the future and is intended to be used for purposes of comparison only.
The performance of Class I shares shown in the bar chart reflects the expenses associated with those shares from year to year. Other classes have higher expenses.
The following table lists the Portfolio’s average year-by-year return by Class over the past one- and five-year periods and since the inception of each Class of shares. The table also compares the average annual total returns of each Class of shares of the Portfolio for the periods shown to the performance of the Lehman Brothers Intermediate Government/Credit Index.

Average Annual Total Return (for the period ended December 31, 2004)
	Inception Date	1 Year	5 Years	Since Inception

Class I	3/2/98
Return Before Taxes		2.12%	6.78%	5.93%
Return After Taxes on Distributions		0.75%	4.79%	3.83%
Return After Taxes on Distributions and Sale of Fund Shares		1.43%	4.61%	3.79%

Class A	3/9/98	(1.68)%	5.76%	5.13%

Class B	10/28/02	(2.59)%	N/A	3.04%

Class C	5/19/98	0.35%	5.96%	5.11%

Lehman Brothers Intermediate Gov’t/Credit Index	3/2/98	3.04%	7.20%	6.34%

After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown, and after-tax returns shown are not relevant to investors who hold their Portfolio shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts. After-tax returns are shown for Class I shares only, and after tax returns for other Classes will vary.
Returns after taxes on distributions and sale of Portfolio shares may be higher than before-tax returns when a net capital loss occurs upon the redemption of Portfolio shares.
The Lehman Brothers Intermediate Government/Credit Index represents an unmanaged diversified portfolio of investment grade bonds with maturities of up to 10 years. The Lehman Brothers Intermediate Government/Credit Index is not a mutual fund and you cannot invest in it directly. Also, the performance of the Lehman Brothers Intermediate Government/Credit Index does not reflect the costs associated with operating a mutual fund, such as buying, selling, and holding securities.
www.FirstFunds.com

Tennessee Tax-Free Portfolio
Investment Objective, Principal Strategies and Risks
Investment Objective — The objective of the Tennessee Tax-Free Portfolio (the “Portfolio”) is to provide a high level of current income, which is exempt from federal and Tennessee personal income tax, by investing in a portfolio consisting of Tennessee tax-free obligations.
Principal Investment Strategy — Under normal market conditions, the Portfolio invests in investment grade municipal obligations issued by the state of Tennessee or any city, county, school district or any other political agency or sub-division of the state of Tennessee. The Portfolio seeks to invest its assets so that, to the fullest extent possible, the income that is received by the Portfolio will be exempt from both federal and Tennessee income taxes.
As a fundamental policy, under normal market conditions, the Portfolio will invest at least 80% of its net assets in securities whose interest is exempt from federal and Tennessee personal income taxes.
The Portfolio may invest in a wide range of municipal obligations, including tax, revenue, or bond anticipation notes; tax-exempt commercial paper; general obligations or revenue bonds (including municipal lease obligations and resources recovery bonds); and industrial development bonds. The Portfolio may invest in obligations of any duration or maturity.
However, while the dollar-weighted average maturity of the Portfolio may vary, Martin & Company, Inc. (“Martin” or “Sub-Adviser”) currently anticipates that the dollar-weighted average portfolio maturity of the Portfolio will be between five and 15 years.
Primary Risks —The Portfolio is not diversified and it may invest a higher percentage of its assets in the securities of a smaller number of issuers. The Portfolio is also particularly susceptible to events affecting issuers located or doing business in Tennessee.
For more information about the risk factors identified above, please refer to the section entitled “Investment Details” later in this Prospectus. The SAI contains additional information about the risks associated with investing in the Portfolio.
An investor in the Portfolio could lose money over short or even long periods of time.
Please remember there is no guarantee that the Portfolio will achieve its investment objective. An investment in the Portfolio is not a deposit or any other obligation of a bank, is not insured, endorsed, or guaranteed by the FDIC, a bank or any government agency, and involves investment risk including the possible loss of the principal amount invested.
Should I Invest in the Tennessee Tax-Free Portfolio?
The Portfolio may be appropriate for you if:
•	You seek higher potential returns than money market funds and you can tolerate the risks associated with investing in fixed-income securities.

•	You seek an income producing mutual fund for an asset allocation program.

•	You have a longer-term investment perspective and are prepared to maintain your investment in the Portfolio for several years.

•	You are seeking a high-quality portfolio of municipal obligations and you are seeking income that is exempt from both federal and Tennessee income tax.
Remember, no single investment can provide a balanced investment plan.
800.442.1941

Tennessee Tax-Free Portfolio
Performance
The following bar chart and table can help you evaluate the potential risks of investing in the Portfolio. Both the bar chart and the table show the variability the Portfolio has experienced in its performance in the past. The Portfolio’s past performance (before and after taxes) does not indicate how it will perform in the future and is intended to be used for purposes of comparison only.
The performance of Class I shares shown in the bar chart reflects the expenses associated with those shares from year to year. Other classes have higher expenses.
The following table lists the Portfolio’s average year-by-year return by Class over the past one-year and five-year periods and since the inception of each Class of shares. The table also compares the average annual total returns of each Class of shares for the periods shown to the performance of the Lehman Brothers 10-Year Municipal Bond Index.

Average Annual Total Return (for the period ended December 31, 2004)
	Inception Date	1 Year	5 Years	Since Inception

Class I	12/15/95
Return Before Taxes		2.50%	5.51%	5.05%
Return After Taxes on Distributions		2.45%	5.46%	5.02%
Return After Taxes on Distributions and Sale of Portfolio Shares		3.01%	5.33%	4.97%

Class A	12/29/95	1.57%	4.46%	4.41%

Class B	08/03/99	(2.22)%	4.43%	3.95%

Class C	12/15/95	0.89%	4.95%	4.61%

Lehman Brothers 10-Year	12/15/95	4.16%	7.03%	6.05%
Municipal Bond Index

After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown, and after-tax returns shown are not relevant to investors who hold their shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts. After-tax returns are shown for Class I shares only, and after-tax returns for other Classes will vary.
Returns after taxes on distributions and sale of Portfolio shares may be higher than before-tax returns when a net capital loss occurs upon the redemption of Portfolio shares.
The Lehman Brothers 10-Year Municipal Bond Index is a broad market performance benchmark for the shorter-term tax-exempt municipal bond market. The Lehman Brothers 10-Year Municipal Bond Index is not a mutual fund, and you cannot invest in it directly. Also, the performance of the Lehman Brothers 10-Year Municipal Bond Index does not reflect the costs associated with operating a mutual fund, such as buying, selling, and holding securities.
www.FirstFunds.com

U.S. Government Money Market Portfolio
Investment Objective, Principal Strategies and Risks
Investment Objective — The objective of the U.S. Government Money Market Portfolio (the “Portfolio”) is to seek as high a level of current income as is consistent with the preservation of capital and liquidity.
Principal Investment Strategy — The Portfolio invests in high quality, short-term U.S. dollar-denominated obligations. Under normal market conditions, the Portfolio will invest at least 80% of its net assets, plus any borrowings for investment purposes, in instruments issued or guaranteed as to principal and interest by the U.S. government or by any of its agencies or instrumentalities. Most of the securities held by the Portfolio are backed by the full faith and credit of the U.S. government or are repurchase agreements collateralized by securities backed by the full faith and credit of the U.S. government. If the Board of Trustees determines to change the Portfolio’s policy of investing at least 80% of its net assets, plus any borrowings for investment purposes, in instruments issued or guaranteed as to principal and interest by the U.S. government or by any of its agencies or instrumentalities, it will provide the shareholders of the Portfolio at least 60 days prior written notice of the change.
Primary Risks — As with all managed funds, there is a risk that BlackRock Institutional Management Corporation’s (“BIMC” or “Co-Investment Adviser”) strategy for managing the Portfolio may not achieve the desired results. The value of money market investments tends to fall when prevailing interest rates rise or when an issuer’s creditworthiness declines, although they’re generally less sensitive to such changes than longer-term securities. Obligations backed by the full faith and credit of the U.S. government typically are not thought to be subject to credit risk. When interest rates are very low, as they have been recently, the Portfolio’s expenses could absorb all or a significant portion of the Portfolio’s income.
For more information about the risk factors identified above, please refer to the section entitled “Investment Details” later in this Prospectus. The SAI contains additional information about the risks associated with investing in the Portfolio.
An investment in the Portfolio is not a bank deposit and is not insured or guaranteed by the FDIC or any other governmental agency. Although the Portfolio seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Portfolio.
Should I Invest in the U.S. Government Money Market Portfolio?
The Portfolio may be appropriate for you if:
•	You require stability of principal.

•	You seek a money market mutual fund for the cash portion of your asset allocation program.

•	You seek an investment with a lower degree of risk during uncertain economic times or periods of stock market volatility.

•	You consider yourself a saver rather than an investor.
Remember, no single investment can provide a balanced investment plan.
800.442.1941

U.S. Government Money Market Portfolio
Performance
The following bar chart and table can help you evaluate the potential risks of investing in the Portfolio. Both the bar chart and the table show the variability the Portfolio has experienced in its performance in the past. Past performance of the Portfolio does not indicate how it will perform in the future and is intended to be used for purposes of comparison only.
The performance of Class I shares shown in the bar chart reflects the expenses associated with those shares from year to year. Other classes have higher expenses.
The table below lists the U.S. Government Money Market Portfolio’s average year-by-year return by Class over the past one-, five- and ten-year periods and since the inception of each Class of shares. If you would like to know the current seven-day yield of the U.S. Government Money Market Portfolio, please call First Funds at (800) 442-1941, (option 1).

Average Annual Total Return (for the period ended December 31, 2004)
	Inception Date	1 Year	5 Years	10 Years	Since Inception
Class I	11/12/92	1.15%	2.81%	4.02%	3.94%
Class A*		N/A	N/A	N/A	N/A
Class C	8/8/95	0.90%	2.55%	N/A	3.61%
* Information for Class A shares is not included in the table because this Class was not operational as of the date of this Prospectus.
www.FirstFunds.com

Municipal Money Market Portfolio
Investment Objective, Principal Strategies and Risks
Investment Objective — The objective of the Municipal Money Market Portfolio (the “Portfolio”) is to seek as high a level of federally tax-exempt income as is consistent with the preservation of capital and liquidity.
Principal Investment Strategy — The Portfolio will invest in high-quality, short-term municipal obligations. The Portfolio also may invest in high-quality, long-term, fixed, variable, or floating rate instruments (including tender option bonds) that have interest rates, maturities, and prices comparable to similar short-term instruments.
As a fundamental policy, under normal market conditions, the Portfolio will invest at least 80% of its net assets, plus any borrowings for investment purposes, in municipal obligations whose interest is exempt from federal income taxes.
Primary Risks — As with all managed funds, there is a risk that BIMC’s strategy for managing the Portfolio may not achieve the desired results. The value of money market investments tends to fall when prevailing interest rates rise or when an issuer’s creditworthiness declines, although they’re generally less sensitive to such changes than longer-term securities. In addition, income earned on municipal obligations may be subject to state and/or local taxes or may be treated as a preference item for determining the federal alternative minimum tax. When interest rates are very low, as they have been recently, the Portfolio’s expenses could absorb all or a significant portion of the Portfolio’s income.
For more information about the risk factors identified above, please refer to the section entitled “Investment Details” later in this Prospectus. The SAI contains additional information about the risks associated with investing in the Portfolio.
An investment in the Portfolio is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. Although the Portfolio seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Portfolio.
Should I invest in the Municipal Money Market Portfolio?
The Portfolio may be appropriate for you if:
•	You require stability of principal.

•	You seek a money market mutual fund for the cash portion of your asset allocation program.

•	You seek an investment with a lower degree of risk during uncertain economic times or periods of stock market volatility.

•	You are seeking income that is exempt from federal income tax.

•	You consider yourself a saver rather than an investor.
Remember, no single investment can provide a balanced investment plan.
800.442.1941

Municipal Money Market Portfolio
Performance
The following bar chart and table can help you evaluate the potential risks of investing in the Portfolio. Both the bar chart and the table show the variability the Portfolio has experienced in its performance in the past. Past performance of the Portfolio does not indicate how it will perform in the future and is intended to be used for purposes of comparison only.
The performance of Class I shares shown in the bar chart reflects the expenses associated with those shares from year to year. Other classes have higher expenses.
The table below lists the Municipal Money Market Portfolio’s average year-by-year return by Class over the past one-, five- and ten-year periods and since the inception of each Class of shares. If you would like to know the current seven-day yield of the Municipal Money Market Portfolio, please call First Funds at (800) 442-1941 (option 1).

Average Annual Total Return (for the period ended December 31, 2004)
	Inception Date	1 Year	5 Years	10 Years	Since Inception
Class I	11/12/92	0.98%	1.94%	2.63%	2.61%
Class A*		N/A	N/A	N/A	N/A
Class C	7/28/95	0.73%	1.67%	N/A	2.28%

* Information for Class A shares is not included in the table because this Class was not operational as of the date of this Prospectus.
www.FirstFunds.com

Cash Reserve Portfolio
Investment Objective, Principal Strategies and Risks
Investment Objective — The objective of the Cash Reserve Portfolio (the “Portfolio”) is to seek as high a level of current income as is consistent with the preservation of capital and liquidity.
Principal Investment Strategy — The Portfolio may invest in a broad range of high-quality, short-term, U.S. dollar-denominated money market obligations, including, but not limited to: certificates of deposit, commercial paper, bankers’ acceptances, and notes issued by U.S. and foreign banks. The securities in which the Portfolio typically invests are issued by issuers in the financial services industry, including, foreign and domestic banks, insurance companies, brokerage firms, and consumer and industrial finance companies. The Portfolio also may invest in repurchase agreements.
Primary Risks — As with all managed funds, there is a risk that BIMC’s strategy for managing the Portfolio may not achieve the desired results. The value of money market investments tends to fall when prevailing interest rates rise or when an issuer’s creditworthiness declines, although they’re generally less sensitive to such changes than longer-term securities. In addition, foreign securities may be adversely affected by political instability, changes in currency exchange rates, foreign economic conditions, or less stringent regulatory and reporting standards.When interest rates are very low, as they have been recently, the Portfolio’s expenses could absorb all or a significant portion of the Portfolio’s income.
For more information about the risk factors identified above, please refer to the section entitled “Investment Details” later in this Prospectus. The SAI contains additional information about the risks associated with investing in the Portfolio.
An investment in the Portfolio is not a bank deposit and is not insured or guaranteed by the FDIC or any other governmental agency. Although the Portfolio seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Portfolio.
Should I invest in the Cash Reserve Portfolio?
The Portfolio may be appropriate for you if:
•	You require stability of principal.

•	You seek a money market mutual fund for the cash portion of your asset allocation program.

•	You seek an investment with a lower degree of risk during uncertain economic times or periods of stock market volatility.

•	You consider yourself a saver rather than an investor.
Remember, no single investment can provide a balanced investment plan.
800.442.1941

Cash Reserve Portfolio
Performance
The following bar chart and table can help you evaluate the potential risks of investing in the Portfolio. Both the bar chart and the table show the variability the Portfolio has experienced in its performance in the past. Past performance of the Portfolio does not indicate how it will perform in the future and is intended to be used for purposes of comparison only.
The performance of Class I shares shown in the bar chart reflects the expenses associated with those shares from year to year. Other classes have higher expenses.
The table below lists the Cash Reserve Portfolio’s average year-by-year return by Class over the past one-, five-, and ten-year periods and since the inception of each Class of shares. If you would like to know the current seven-day yield of the Cash Reserve Portfolio, please call First Funds at (800) 442-1941, (option 1).

Average Annual Total Return (for the period ended December 31, 2004)
	Inception Date	1 Year	5 Years	10 Years	Since Inception

Class I	9/26/94	1.15%	2.83%	4.06%	4.09%
Class A*		N/A_	N/A	N/A	N/A
Class B	10/28/02	0.40%	N/A	N/A	0.33%
Class C	7/28/95	0.90%	2.57%	N/A	3.71%

* Information for Class A shares is not included in the table because this Class was not operational as of the date of this Prospectus.
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Fees and Expenses of the Portfolios

The following tables describe the fees and expenses that you may pay if you buy and hold shares of the Portfolios.
Shareholder Fees (fees paid directly from your investment)

Maximum deferred sales charge
	Maximum sales charge (load)	(load) (as a percentage of
	imposed on purchases as a	purchase price or redemption
	percentage of offering price	proceeds as applicable)

Core Equity
Class I	None	None
Class A	5.75%	None
Class B	None	5.00%
Class C	None	1.00%[1]

Capital Appreciation
Class I	None	None
Class A	5.75%	None
Class B	None	5.00%
Class C	None	1.00%[1]

Intermediate Bond
Class I	None	None
Class A	3.50%	None
Class B	None	4.00%
Class C	None	1.00%[2]

Tennessee Tax-Free
Class I	None	None
Class A	3.75%	None
Class B	None	4.00%
Class C	None	1.00%[3]

U.S. Government Money Market
Class I	None	None
Class A	None	None
Class C	None	None

Municipal Money Market
Class I	None	None
Class A	None	None
Class C	None	None

Cash Reserve
Class I	None	None
Class A	None	None
Class B	None	5.00%
Class C	None	None

Maximum Account Fee (Retirement Account Only)
Retirement account shareholders will be assessed a $12 annual custodial fee.
800.442.1941

Fees and Expenses of the Portfolios
Continued
Annual Portfolio Operating Expenses (expenses that are deducted from Portfolio assets)

		Distribution		Total annual		Net annual
		and/or Services		Portfolio		Portfolio
	Management	(12b-1)	Other	operating	Fee	operating
	fees[4]	fees	expenses	expenses	waivers	expenses

Core Equity
Class I	0.65%	0.00%	0.38%	1.03%	(0.04)%[15]	0.99%
Class A	0.65%	0.00%	0.63%	1.28%	(0.04)%[15]	1.24%
Class B	0.65%	1.00%	0.38%	2.03%	(0.04)%[15]	1.99%
Class C	0.65%	0.75%	0.63%	2.03%	(0.04)%[15]	1.99%

Capital Appreciation
Class I	0.82%	0.00%	0.48%	1.30%	(0.02)%[16]	1.28%
Class A	0.82%	0.00%	0.73%	1.55%	(0.02)%[16]	1.53%
Class B	0.82%	1.00%	0.48%	2.30%	(0.02)%[16]	2.28%
Class C	0.82%	0.75%	0.73%	2.30%	(0.02)%[16]	2.28%

Intermediate Bond
Class I	0.49%	0.00%	0.35%	0.84%	(0.19)%[5]	0.65%
Class A	0.49%	0.00%	0.60%	1.09%	(0.19)%[5]	0.90%
Class B	0.49%	0.70%	0.35%	1.54%	(0.19)%[5]	1.35%
Class C	0.49%	0.75%[6]	0.60%	1.84%	(0.19)%[5]	1.65%

Tennessee Tax-Free
Class I	0.50%	0.00%	0.39%	0.89%	(0.20)%[5]	0.69%
Class A	0.50%	0.00%	0.64%	1.14%	(0.20)%[5]	0.94%
Class B	0.50%	0.70%	0.39%	1.59%	(0.20)%[5]	1.39%
Class C	0.50%	0.75%[6]	0.64%[7]	1.89%	(0.20)%[5]	1.69%

U.S. Government Money Market
Class I	0.13%	0.00%	0.22%	0.35%	(0.10)%[8]	0.25%
Class A	0.13%	0.00%	0.47%[9]	0.60%	(0.10)%[8]	0.50%
Class C	0.13%	0.45%[10]	0.22%	0.80%	(0.10)%[8]	0.70%

Municipal Money Market
Class I	0.13%	0.00%	0.24%	0.37%	(0.07)%[11]	0.30%
Class A	0.13%	0.00%	0.49%[9]	0.62%	(0.07)%[11]	0.55%
Class C	0.13%	0.45%[10]	0.24%	0.82%	(0.07)%[11]	0.75%

Cash Reserve
Class I	0.13%	0.00%	0.23%	0.36%	(0.06)%[11]	0.30%
Class A	0.13%	0.00%	0.48%[9]	0.61%	(0.06)%[11]	0.55%
Class B	0.13%	1.00%	0.23%	1.36%	(0.06)%[11]	1.30%
Class C	0.13%	0.45%[10]	0.23%	0.81%	(0.06)%[11]	0.75%

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Fees and Expenses of the Portfolios
Continued
Example —The following Example is intended to help you compare the cost of investing in the Portfolios to the cost of investing in other mutual funds with similar investment objectives.
The Example shows the cumulative amount of portfolio expenses you would pay on a hypothetical investment of $10,000 in each Class of shares offered by the Portfolio. The Example also assumes that your investment has a 5% average annual return, that you reinvest all of your dividends, and that the Portfolios’ operating expenses remain the same. After one year, the Example does not take into consideration First Tennessee’s agreement to waive fees. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

	Assuming Redemption				Assuming No Redemption
	At End of Period				At End of Period

	1-Year	3-Years	5-Years	10-Years	1-Year	3-Years	5-Years	10-Years
Core Equity
Class I	$101	$324	$565	$1,255	$101	$324	$565	$1,255
Class A	$694	$954	$1,233	$2,026	$694	$954	$1,233	$2,026
Class B12	$702	$933	$1,289	$2,160	$202	$633	$1,089	$2,160
Class C	$302	$633	$1,089	$2,352	$202	$633	$1,089	$2,352

Capital Appreciation
Class I	$130	$410	$711	$1,564	$130	$410	$711	$1,564
Class A	$722	$1,034	$1,369	$2,311	$722	$1,034	$1,369	$2,311
Class B12	$731	$1,016	$1,428	$2,443	$231	$716	$1,228	$2,443
Class C	$331	$716	$1,228	$2,630	$231	$716	$1,228	$2,630

Intermediate Bond
Class I	$66	$249	$447	$1,019	$66	$249	$447	$1,019
Class A	$439	$666	$912	$1,614	$439	$666	$912	$1,614
Class B13	$537	$768	$1,021	$1,585	$137	$468	$821	$1,585
Class C	$268	$560	$977	$2,140	$168	$560	$977	$2,140

Tennessee Tax-Free
Class I	$70	$264	$473	$1,077	$70	$264	$473	$1,077
Class A	$467	$705	$960	$1,691	$467	$705	$960	$1,691
Class B13	$542	$782	$846	$1,640	$142	$482	$1,046	$1,640
Class C	$272	$574	$1,002	$2,192	$172	$574	$1,002	$2,192

U.S. Government Money Market
Class I	$26	$102	$186	$433	$26	$102	$186	$433
Class A	$51	$182	$325	$740	$51	$182	$325	$740
Class C	$72	$245	$434	$980	$72	$245	$434	$980

Municipal Money Market
Class I	$31	$112	$201	$461	$31	$112	$201	$461
Class A	$56	$191	$339	$767	$56	$191	$339	$767
Class C	$77	$255	$448	$1,006	$77	$255	$448	$1,006

Cash Reserve
Class I	$31	$110	$196	$450	$31	$110	$196	$450
Class A	$56	$189	$334	$756	$56	$189	$334	$756
Class B14	$632	$725	$939	$1,478	$132	$425	$739	$1,478
Class C	$77	$253	$444	$995	$77	$253	$444	$995

800.442.1941

Fees and Expenses of the Portfolio
Continued
[1]	Applied to redemptions made during the first year after purchase. No deferred sales charges are imposed on redemptions from Class C after one year from date of purchase.

[2]	Applied to redemptions made during the first 16 months after purchase. No deferred sales charges are imposed on redemptions from Class C after 16 months from date of purchase.

[3]	Applied to redemptions made during the first two years after purchase. No deferred sales charges are imposed on redemptions from Class C after two years from date of purchase.

[4]	For a description of each Portfolio’s Management fee breakpoints, please refer to the “Who Manages the Portfolio” section in this Prospectus.

[5]	First Tennessee, as Adviser, has contractually agreed through June 30, 2006, to waive a portion of the investment management fee that it is entitled to receive under the Investment Advisory and Management Agreement to the extent that such management fee shall not exceed 0.30% of the average net assets of the Portfolio.

[6]	The Trustees have agreed to limit the 12b-1 fees applicable to Class C shares to 0.50%.

[7]	Other Expenses include shareholder servicing fees of 0.25%. The Trustees have agreed to limit the shareholder servicing fees applicable to Class C shares to 0.00%.

[8]	First Tennessee Bank, as Co-Investment Adviser and Co-Administrator, has contractually agreed to waive Portfolio-level expenses to the extent necessary for Class I to maintain a total expense ratio of no more than 0.25% of its average net assets for the fiscal year ending June 30, 2006. Because this waiver is on Portfolio-level expenses, it reduces the expenses for all classes of the U.S. Government Money Market Portfolio.

[9]	Because Class A is not currently operational, this amount is estimated.

[10]	The Trustees have agreed to limit the 12b-1 fees applicable to Class C shares to 0.25%.

[11]	First Tennessee Bank, as Co-Investment Adviser and Co-Administrator, has contractually agreed to waive Portfolio-level expenses to the extent necessary for Class I to maintain a total expense ratio of no more than 0.30% of its average net assets for the fiscal year ending June 30, 2006. Because this waiver is on Portfolio-level expenses, it reduces the expenses for all classes of the Municipal Money Market and Cash Reserve Portfolios.

[12]	The Class B Example reflects the conversion of Class B shares to Class A shares after eight years from the date of purchase of Class B shares.

[13]	The Class B Example reflects the conversion of Class B shares to Class A shares after six years from the date of purchase of Class B shares.

[14]	The Class B Example reflects the conversion of Class B shares to Class C shares after eight years from the date of purchase.

[15]	Pursuant to a contractual agreement entered into May 3, 2005, between First Tennessee and the Trust, First Tennessee has agreed to waive 0.24% of its Management Fee and 0.06% of its co-administrative fee (which is part of the Portfolio’s Other Expenses) for an aggregate waiver of 0.30%. This waiver may be discontinued at any time after June 30, 2006.

[16]	Pursuant to a contractual agreement entered into May 3, 2005, between First Tennessee and the Trust, First Tennessee has agreed to waive 0.10% of its Management Fee and 0.025% of its co-administrative fee (which is part of the Portfolio’s Other Expenses) for an aggregate waiver of 0.125%. This waiver may be discontinued at any time after June 30, 2006.
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Investment Details
Core Equity Portfolio
Investment Objective — The objective of the Portfolio is to achieve maximum total return through capital appreciation by investing at least 80% of its net assets, plus any borrowings for investment purposes, in equity securities.
Principal Investment Strategy — Under normal market conditions, the Adviser and Sub-Adviser currently intend to invest at least 80% of the Portfolio’s assets in common stock and American Depositary Receipts (ADRs) of U.S. and international companies that are traded on major domestic securities exchanges (NYSE, AMEX, NASDAQ). The Portfolio may also invest in convertible preferred stock, bonds, and debentures that are convertible into common stock. If the Board of Trustees determines to change the Portfolio’s policy of investing at least 80% of its net assets, plus any borrowings for investment purposes, in equity securities, it will provide the shareholders of the Portfolio at least 60 days prior written notice of the change.
In selecting investments for the Portfolio, Highland analyzes the fundamentals of individual companies. Fundamental analysis considers a company’s essential soundness and future prospects, as well as overall industry outlook. Highland believes that companies with superior financial characteristics bought at attractive valuation levels have produced superior results over time. To find such characteristics, Highland’s analysts search for companies producing consistent earnings and growth over a full market cycle. The portfolio managers, in turn, use this research to select stocks for purchase or sale by the Portfolio.
In response to adverse economic or market conditions, the Portfolio may invest without limit in short-term money market securities including, but not limited to, U.S. Government obligations, commercial paper, and certificates of deposit. This strategy is inconsistent with the investment objective and principal investment strategies of the Portfolio, and if employed, could result in the Portfolio achieving a lower return than it might have achieved under normal market conditions.
Capital Appreciation Portfolio
Investment Objective — The objective of the Portfolio is to seek long-term capital appreciation by investing at least 65% of its total assets in equity securities of smaller-capitalization companies.
Principal Investment Strategy — Under normal market conditions, DMC currently intends to invest at least 80% of the Portfolio’s total assets in equity securities of companies with market capitalizations generally between $200 million and $2 billion at the time of purchase, with an average market capitalization of the Portfolio not to exceed $1.5 billion. The Portfolio also may invest in preferred stock, bonds and debentures convertible into common stock of U.S.-based companies of all sizes, industries, and geographical markets. The Portfolio may also invest in securities of foreign issuers.
In selecting investments for the Portfolio, DMC analyzes the fundamental values of individual companies as well as particular industries. In particular, a company is evaluated by visiting management and through assessing other levels of the company, its competitors, its customers, and its vendors. Fundamental analysis considers a company’s essential soundness and future prospects, as well as overall industry outlook. The Portfolio also may invest in foreign securities that DMC believes possess unusual values.
In response to adverse economic or market conditions, the Portfolio may invest without limit in short-term money market securities including, but not limited to, U.S. government obligations, commercial paper, and certificates of deposit. This strategy is inconsistent with the investment objective and principal investment strategies of the Portfolio, and if employed, could result in the Portfolio achieving a lower return than it might have achieved under normal market conditions.
800.442.1941

Investment Details
Continued
Intermediate Bond Portfolio
Investment Objective — The objective of the Portfolio is to seek current income consistent with the preservation of capital by investing at least 80% of its net assets, plus any borrowing for investment purposes, in bonds. The Portfolio seeks current income while attempting to minimize risk to principal by assembling a portfolio of income producing obligations that Martin believes will provide the optimal balance between risk and return within the universe of securities in which the Portfolio is permitted to invest.
Principal Investment Strategy — Under normal market conditions, the Portfolio primarily invests in investment grade debt securities and obligations issued by the U.S. government and U.S. corporations, as well as investment grade mortgage-backed and asset-backed securities. Investment grade debt securities are securities rated Baa or higher by Moody’s or BBB by S&P. The Portfolio may also invest up to 5% of its net assets in unrated securities that Martin determines are of equivalent quality to the other securities in which the Portfolio invests. The Portfolio also may invest in securities of foreign issuers and engage in foreign currency transactions. In selecting securities for the Portfolio, Martin uses a risk factor analysis that evaluates a number of factors concerning the security, including: the security’s return potential, the issuer’s creditworthiness, and the current price of the security compared to Martin’s estimate of the security’s long-term value. In making investment decisions, Martin also considers the effect purchasing the security would have on certain characteristics of the Portfolio. Martin believes that by lessening the effect of market and interest rate risk, investors should experience greater overall returns; accordingly, during periods of fluctuating economic conditions and interest rates, Martin may attempt to minimize market risk by adjusting the dollar-weighted average maturity of the Portfolio.
In response to adverse economic or market conditions, the Portfolio may invest without limit in short-term money market securities including, but not limited to, U.S. government obligations, commercial paper, and certificates of deposit. This strategy is inconsistent with the investment objective and principal investment strategies of the Portfolio, and if employed, could result in the Portfolio achieving a lower return than it might have achieved under normal market conditions.
Tennessee Tax-Free Portfolio
Investment Objective — The objective of the Portfolio is to provide a high level of current income, which is exempt from federal and Tennessee personal income tax, by investing in a portfolio consisting primarily of Tennessee tax-free obligations.
Principal Investment Strategy — Under normal market conditions, the Portfolio invests in investment grade municipal obligations issued by the state of Tennessee or any city, county, school district or any other political agency or sub-division of the state of Tennessee.
As a fundamental policy, under normal market conditions, the Portfolio will invest at least 80% of its net assets, plus any borrowings for investment purposes, in securities whose interest is exempt from federal and Tennessee personal income taxes.
In selecting investments for the Portfolio, Martin evaluates a variety of factors, including bond type, bond quality, and bond maturity allocation based on economic trends and historic yield comparisons.
While the Portfolio ordinarily will not invest in securities that are subject to federal income tax, it may do so in response to adverse economic or market conditions. During such periods, the Portfolio may invest without limit in high quality taxable money market instruments including, but not limited to, U.S. Government obligations, commercial paper, and repurchase and reverse repurchase agreements. This strategy is inconsistent with the investment objective and principal investment strategies of the Portfolio, and if employed, could result in the Portfolio achieving a lower return than it might have achieved under normal market conditions. Such a strategy also may result in investors becoming subject to state and federal income taxes.
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Investment Details
Continued
U.S. Government Money Market, Municipal Money Market & Cash Reserve Portfolios
The U.S. Government Money Market Portfolio, the Municipal Money Market Portfolio, and the Cash Reserve Portfolio are each referred to as a “Portfolio” and together as the “Portfolios” or the “Money Market Portfolios.”
Investment Strategy — Each Portfolio seeks as high a level of current income as is consistent with the preservation of capital and liquidity by investing in a portfolio of high quality money market instruments. Pursuant to procedures adopted by the Trustees, each Portfolio may purchase only high-quality, money market obligations that satisfy the investment restrictions of the applicable Portfolio and that the Adviser believes present minimal credit risks. To be considered high-quality, a security must be a U.S. government security; or rated in accordance with applicable rules in one of the two highest rating categories for short-term obligations by at least two nationally recognized rating services (or by one, if only one rating service has rated the security); or, if unrated, judged to be of equivalent quality by BIMC. Also, with limited exceptions, each Portfolio must limit its investments to obligations with remaining maturities of 397 days or less, as determined in accordance with applicable rules adopted by the SEC. Each Portfolio also must maintain a dollar-weighted average maturity of 90 days or less.
Under normal market conditions, the Municipal Money Market Portfolio will invest at least 80% of its net assets, plus any borrowing for investment purposes, in municipal obligations whose interest is exempt from federal income taxes.
The Cash Reserve Portfolio also may invest in U.S. dollar-denominated obligations of foreign banks or foreign branches of U.S. banks where BIMC deems the instrument to present minimal credit risks. Such investments may include Eurodollar Certificates of Deposit (“ECDs”), which are U.S. dollar-denominated certificates of deposit issued by offices of foreign and domestic banks located outside the United States; Eurodollar Time Deposits (“ETDs”), which are U.S. dollar-denominated deposits in a foreign branch of a U.S. bank or a foreign bank; Canadian Time Deposits (“CTDs”), which are essentially the same U.S. dollar-denominated instruments as ETDs, except that they are issued by Canadian offices of major Canadian banks; and Yankee Certificates of Deposit (“Yankee CDs”), which are U.S. dollar-denominated certificates of deposit issued by a U.S. branch of a foreign bank and held in the United States.
Concentration Risk — The Municipal Money Market Portfolio and Cash Reserve Portfolio each may invest up to 25% of their total assets in a particular industry. The Municipal Money Market Portfolio may invest any portion of its assets in industrial revenue bonds (“IRBs”) backed by private issuers, and may invest up to 25% of its total assets in IRBs related to a single industry. The Municipal Money Market Portfolio may also invest 25% or more of its total assets in securities whose revenue sources are from similar types of projects, e.g., education, electric utilities, health care, housing, transportation, or water, sewer, and gas utilities. The Cash Reserve Portfolio may invest 25% or more of its total assets in securities in the financial services industry. Therefore, developments affecting a single issuer or industry, or securities financing similar types of projects, could have a significant effect on the Portfolios’ performance.
All Portfolios
Principal Risks — The following table describes the securities in which the Portfolios typically invest and the principal risks associated with those securities.
For more information about the securities in which the Portfolios invests and their associated risks, please refer to the SAI.
800.442.1941

Investment Details
Continued

	Principal Risks Associated with	Portfolios that
Securities	the Security	Apply

American Depositary Receipts — Certificates issued by a U.S. bank which represent a stated number of shares of a foreign corporation that the bank holds in its vault. An ADR entitles the holder to all dividends and capital gains earned by the underlying foreign shares. While ADRs represent a stated number of shares of a foreign corporation, ADRs are traded on domestic securities exchanges.
	Foreign Investment Risk — The risk that foreign securities may be adversely affected by political instability of the issuer’s country, changes in currency exchange rates, foreign economic conditions, or regulatory and reporting standards that are less stringent than those of the United States. Foreign investment risks will normally be greatest when a fund invests in issues located in emerging countries.	Core Equity

Market Risk — The risk that the market value of a security may increase or decrease, sometimes rapidly and unpredictably. This risk is common to all stocks and bonds and the mutual funds that invest in them.

Valuation Risk — The risk that the Portfolio has valued certain securities at a higher price than it can sell them. This may occur where the security is from a relatively new issuer with little or no previous market history or where, for some other reason, a pricing service does not issue a reliable price for the security. In these cases, a mutual fund’s management is called upon to assign a value to the security.

Asset-Backed Securities — Asset-backed securities are securities whose principal and interest payments are collateralized by pools of assets such as auto loans, credit card receivables, leases, installment contracts and personal property. Principal and interest payments may be credit enhanced by a letter of credit, a pool insurance policy or a senior/subordinated structure.
Credit Risk — The risk that the issuer of a security, or a party to a contract, will default or otherwise not honor a financial obligation.

Interest Rate Risk — The risk of a decline in market value of an interest bearing instrument due to changes in interest rates. For example, a rise in interest rates typically will cause the price of a fixed-rate security to fall. On the other hand, a decrease in interest rates will cause the price of a fixed-rate security to increase.

	Liquidity Risk — The risk that certain securities or other investments may be difficult or impossible to sell at the time the Portfolio would like to sell them. It may be difficult for the Portfolio to sell the investment for the value the Portfolio has placed on it.	Intermediate Bond
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Investment Details
Continued

	Principal Risks Associated with	Portfolios that
Securities	the Security	Apply

Corporate Debt Obligations — Corporate debt obligations include bonds, notes, debentures, and other obligations of corporate entities to pay interest and repay principal.	Call Risk — The risk that an issuer will exercise its right to pay principal on an obligation held by the Portfolio earlier than expected. This may happen when there is a decline in interest rates.

Credit Risk

Extension Risk — The risk that an issuer will exercise its right to pay principal on an obligation held by the Portfolio later than expected. This may happen when there is a rise in interest rates. Under these circumstances, the value of the obligation will decrease and the Portfolio will also suffer from the inability to invest in higher yielding securities.

Interest Rate Risk

Liquidity Risk

	Valuation Risk	Intermediate Bond U.S. Government Money Market Municipal Money Market Cash Reserve

Commercial Paper — Unsecured promissory notes that corporations typically issue to finance current operations and other expenditures.	Credit Risk Interest Rate Risk Liquidity Risk	U.S. Government Money Market Municipal Money Market Cash Reserve

Common Stocks — Securities that represent shares of ownership in a corporation. Stockholders participate in the corporation’s profits and losses, proportionate to the number of shares they own.	Market Risk Valuation Risk	Core Equity Capital Appreciation

Industrial Revenue Bonds — Revenue bonds that are backed by a state of a private issuer.	Credit Risk Interest Rate Risk Liquidity Risk	U.S. Government Money Market Municipal Money Market Cash Reserve
800.442.1941

Investment Details
Continued

	Principal Risks Associated with	Portfolios that
Securities	the Security	Apply

Money Market Funds — Open-ended mutual funds that invest in commercial paper, banker’s acceptances, repurchase agreements, government securities, certificates of deposit, and other highly liquid and safe securities, and pay money market rates of interest.
	Credit Risk Interest Rate Risk Inflation Risk — The risk that your investment will not provide enough income to keep pace with inflation.	Core Equity Capital Appreciation Intermediate Bond Tennessee Tax-Free

Mortgage-Backed Securities — Mortgage- backed securities represent direct or indirect participations in, or are collateralized by and payable from, mortgage loans secured by real property. Mortgage-backed securities can be backed by either fixed-rate mortgage loans or adjustable rate mortgage loans, and may be issued by either a governmental or non-governmental entity. Typically, mortgage-backed securities issued by private entities do not have the same credit standing as mortgage-backed securities issued by the U.S. government, or any of its agencies or instrumentalities.
Call Risk

Credit Risk

Extension Risk

Interest Rate Risk

Liquidity Risk

	Prepayment Risk — The risk that the issuer will repay principal prior to the security’s maturity. Securities subject to prepayment can offer less potential for gains during a declining interest rate environment and similar or greater potential for loss in a rising interest rate environment. In addition, the potential impact of prepayment features on the price of a debt security can be difficult to predict and result in greater volatility.	Intermediate Bond

Municipal Lease Obligations — Securities issued by state and local governments or authorities to acquire land and a wide variety of equipment and facilities. These obligations typically are not backed by the credit of the issuing municipality, and their interest may become taxable if the lease is assigned. If funds are not appropriated for the lease payments for the following year, the lease may terminate, with the possibility of significant loss to the Portfolio. Certificates of Participation in municipal lease obligations or installment sales contracts entitle the holder to a proportionate interest in the lease purchase payments made.
	Credit Risk Interest Rate Risk Liquidity Risk Valuation Risk	Tennessee Tax-Free U.S. Government Money Market Municipal Money Market Cash Reserve
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Investment Details
Continued

	Principal Risks Associated with	Portfolios that
Securities	the Security	Apply

Municipal Obligations (in general) — Securities that are issued to raise money for various public purposes. This includes general purpose financing for state and local governments as well as financing for specific projects or public facilities. Municipal obligations may be backed by the full taxing power of a municipality or by the revenues from a specific project or the credit of a private organization. Some municipal obligations are insured by private insurance companies, while others may be supported by letters of credit furnished by domestic or foreign banks.
Credit Risk

Interest Rate Risk

Liquidity Risk

Taxable Income Risk — The risk that income earned on municipal obligations may be subject to state or local taxes or may be treated as a preference item for determining the federal alternative minimum tax.

	Valuation Risk	Tennessee Tax-Free U.S. Government Money Market Municipal Money Market Cash Reserve

Municipal Refunding Collateralized Mortgage Obligations (“MR CMOs”) — MR CMOs originated from revenue bonds issued to fund low interest rate mortgages for first-time home buyers with low to moderate incomes and are now secured by an “escrow fund” generally consisting entirely of direct U.S. government obligations that are sufficient for paying the security holders. The security is considered a “mortgage-related security” for investment purposes. MR CMOs are attractive for investors seeking highly rated instruments with above-average yield.
	Credit Risk Interest Rate Risk Liquidity Risk Valuation Risk	Tennessee Tax-Free

Repurchase Agreements and Reverse Repurchase Agreements — Repurchase agreements involve the purchase of a security by a purchaser and a simultaneous agreement by the seller (generally a bank or dealer) to repurchase the security from the purchaser at a specified date or on demand. This technique offers a method of earning income on idle cash. Reverse repurchase agreements involve the sale of a security to another party (generally a bank or dealer) in return for cash and an agreement to buy the security back at a specified price and time.
	Credit Risk	Core Equity Capital Appreciation Intermediate Bond Cash Reserve U.S. Government Money Market

Securities of Foreign Issuers — Securities issued by: (1) companies organized outside the United States, (2) companies whose securities are principally traded outside of the United States, and	Call Risk Credit Risk Extension Risk	Core Equity Capital Appreciation Intermediate Bond
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Investment Details
Continued

	Principal Risks Associated with	Portfolios that
Securities	the Security	Apply

Securities of Foreign Issuers (continued) — (3) foreign governments and agencies or instrumentalities of foreign governments. Securities of foreign issuers include American Depositary Receipts (ADRs),which are U.S.dollar-denominated securities.
	Foreign Investment Risk Liquidity Risk Market Risk Valuation Risk	Cash Reserve

Small Company Stocks — Common stocks issued by companies with smaller market capitalizations.	Liquidity Risk

Market Risk

Small Company Stock Risk — Small- capitalization stocks involve greater risk than those associated with larger, more established companies. Small company stocks may be subject to abrupt or erratic price movements.

	Valuation Risk	Capital Appreciation

Tax-Exempt Commercial Paper — Promissory notes issued by municipalities to help finance short-term capital or operating needs.	Credit Risk Inflation Risk Interest Rate Risk Liquidity Risk	Tennessee Tax-Free U.S. Government Money Market Municipal Money Market Cash Reserve

U.S. Government Obligations — U.S. government obligations are debt obligations issued or guaranteed by the U.S.Treasury or by an agency or instrumentality of the U.S. government. Not all U.S. government obligations are backed by the full faith and credit of the United States. For example, obligations issued by the Federal Farm Credit Bank or by the Federal National Mortgage Association are supported by the agency’s right to borrow money from the U.S.Treasury under certain circumstances. There is no guarantee that the government will support these types of obligations, and, therefore, they involve more risk than other government obligations.
	Interest Rate Risk	Intermediate Bond U.S. Government Money Market Municipal Money Market Cash Reserve
Portfolio Holdings Disclosure Policy — A detailed description of the Portfolios’ policies and procedures with respect to the disclosure of each Portfolio’s securities is available in the Portfolios’ SAI.
www.FirstFunds.com

Who Manages the Portfolios
First Tennessee serves as adviser to the Portfolios listed below. First Tennessee serves as an investment adviser to individual, corporate and institutional advisory clients, pension plans and collective investment funds, with approximately $21.1 billion in assets under administration (including nondiscretionary accounts) and $6.1 billion in assets under management as of June 30, 2005, and has experience in supervising sub-advisers. First Tennessee provides investment advisory services to the Portfolios through First Tennessee Advisory Services, a department of First Tennessee.
Core Equity Portfolio
First Tennessee, located at 530 Oak Court Drive, Memphis, Tennessee, serves as Adviser to the Portfolio and, with the prior approval of the Board of Trustees of First Funds (the “Trustees”), has engaged Highland to act as Sub-Adviser to the Portfolio. Subject to First Tennessee’s supervision, Highland is responsible for the day-to-day investment management of the Portfolio, including providing investment research and credit analysis concerning Portfolio investments and conducting a continuous program of investment of Portfolio assets in accordance with the investment policies and objectives of the Portfolio.
For managing its investment and business affairs, the Portfolio is obligated to pay First Tennessee a monthly management fee at the annual rate of 0.65% of its average net assets up to $1 billion and 0.60% of average net assets over $1 billion. Effective May 3, 2005, First Tennessee has contractually agreed through June 30, 2006, to reduce its management fee to 0.41% of average net assets. The total advisory fee paid to First Tennessee for the fiscal year ended June 30, 2005, was 0.62% of the Portfolio’s average net assets.
Highland, located at 6077 Primacy Parkway, Memphis, Tennessee, is subject to the supervision of First Tennessee and pursuant, to the authority granted to it under its sub-advisory agreement with First Tennessee, is responsible for the day-to-day investment management of the Portfolio.
Highland (formerly known as First Tennessee Investment Management, Inc.), has been a wholly-owned subsidiary of First Horizon National Corporation since 1972. First Tennessee and Highland have a history of investment management that dates back to 1929. Highland has a total of $2.7 billion in assets under management as of June 30, 2005. First Tennessee is obligated to pay Highland a monthly sub-advisory fee at the annual rate of 0.38% of the Portfolio’s average net assets up to $1 billion and 0.35% of the Portfolio’s average net assets over $1 billion. The Portfolio is not responsible for paying any portion of Highland’s sub-advisory fee. Highland is currently waiving some or all of its sub-advisory fee, although this waiver could be discontinued in whole or in part at any time.
Portfolio Management Team
David L. Thompson, director and senior vice president, joined Highland in May of 1995 and is a Chartered Financial Analyst. Mr. Thompson is a University of Mississippi graduate, received a master’s degree in business administration from the University of North Carolina and has 17 years of investment experience.
Mark J. Cronin, senior portfolio manager and vice president, joined Highland in 1999 and is a Chartered Financial Analyst. Mr. Cronin is a graduate of the University of Washington and has 21 years of investment experience.
Additional information about each portfolio manager’s compensation, other accounts managed by the portfolio managers, and each portfolio manager’s personal holding in the Portfolio can be found in the SAI.
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Who Manages the Portfolios
Continued
Capital Appreciation Portfolio
First Tennessee and DMC, located at 2005 Market Street, Philadelphia, Pennsylvania, serve as Co-Investment Advisers to the Portfolio. First Tennessee, among other things, provides investment management evaluations to the Board of Trustees of First Funds (the “Trustees”), monitors the activities of DMC, including DMC’s Portfolio transactions, and coordinates DMC’s activities with the Portfolio’s custodian, transfer agent, administrator, and independent accountants. DMC is responsible for the day-to-day investment management of the Portfolio, including providing investment research and credit analysis concerning Portfolio investments and conducting a continuous program of investment of Portfolio assets in accordance with the investment policies and objective of the Portfolio.
The Portfolio is obligated to pay First Tennessee a monthly management fee at the annual rate of 0.15% of its average net assets for the investment advisory services First Tennessee provides. Effective May 3, 2005, First Tennessee has contractually agreed through June 30, 2006, to reduce its management fee to 0.05% of average net assets. The total advisory fee paid to First Tennessee for the fiscal year ended June 30, 2005, was 0.13% of the Portfolio’s average net assets.
DMC is responsible for the day-to-day investment and reinvestment of the Portfolio’s assets in accordance with its investment objective and policies. DMC is obligated to provide a continual program of investment of portfolio assets, to conduct investment research and credit analysis concerning portfolio investments, and to place orders for all purchases and sales of investments on behalf of the Portfolio. DMC is responsible for the day-to-day investment and reinvestment of the Portfolio’s assets in accordance with its investment objective and policies.
As compensation for the services it provides, DMC is entitled to receive from the Portfolio a monthly management fee at the annual rate of 0.70% on the first $50 million of the Portfolio’s average net assets and 0.65% on average daily net assets of the Portfolio in excess of $50 million. The total advisory fee paid to DMC for the fiscal year ended June 30, 2005, was 0.67% of the Portfolio’s average net assets.
As of June 30, 2005, DMC had approximately $107 billion in assets under management in a wide range of asset classes for institutional investors, large private trusts and mutual fund shareholders. DMC is organized as a series of Delaware Management Business Trust (“DMBT”), a business trust organized under the laws of the state of Delaware. DMC and DMBT are part of the Delaware Investments family of companies, which are located at 2005 Market Street, Philadelphia, Pennsylvania. They are indirect, wholly-owned subsidiaries of Lincoln National Corporation, Centre Square, West Tower, 1500 Market St., Suite 3900, Philadelphia, Pennsylvania (“LNC”). LNC is a publicly-owned company whose shares are traded on the New York Stock Exchange.
Portfolio Management Team
A team of portfolio managers of DMC is responsible for the day-to-day operations of the Portfolio. The current team members are:
Marshall T. Bassett is a Senior Vice President and Senior Portfolio Manager. Mr. Bassett joined DMC in 1997. He holds bachelor’s and MBA degrees from Duke University.
Jeffrey W. Hynoski is a Vice President and Senior Portfolio Manager. Mr. Hynoski joined DMC in 1998. Mr. Hynoski holds a bachelor’s in finance from the University of Delaware and an MBA with a concentration in investments, portfolio management, and financial economics from Pace University.
Steven T. Lampe is a Vice President and Portfolio Manager. He joined DMC in 1995 and covers the health care sector. Mr. Lampe received a bachelor’s in economics and an MBA degree with a concentration in finance from the University of Pennsylvania’s Wharton School. Mr. Lampe is a Certified Public Accountant.
Matthew Todorow is a Vice President and Portfolio Manager. Prior to joining DMC in December 2003, he served as an Executive Director for Morgan Stanley Investment Management and was a Portfolio Manager for the small/mid-cap group. Mr. Todorow holds a bachelor’s from Temple University and a MBA from the University of Georgia’s Terry College of Business. He is a CFA Charterholder, and a member of the CFA Institute and the Philadelphia Society of Financial Analysts.
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Who Manages the Portfolios
Continued
Rudy D. Torrijos, III is a Senior Vice President and Portfolio Manager. Prior to joining the team of portfolio managers at Delaware Management Company in July 2005, he spent the prior two years as a technology analyst at Fiduciary Trust Co., International, and prior to that, he worked for Neuberger Berman Growth Group as a fund manager. He received a bachelor of arts in applied mathematics/economics from Harvard University.
Lori P. Wachs is a Vice President and Portfolio Manager. Ms.Wachs joined DMC in 1992. Ms.Wachs holds a bachelor’s degree in economics from the University of Pennsylvania’s Wharton School, where she concentrated on finance. She is a CFA Charterholder and a member of the CFA Institute.
Additional information about each portfolio manager’s compensation, other accounts managed by the portfolio managers, and each portfolio manager’s personal holding in the Portfolio can be found in the SAI.
Intermediate Bond Portfolio
First Tennessee serves as Adviser to the Portfolio and, with the prior approval of the Board of Trustees (the “Trustees”) has engaged Martin to act as Sub-Adviser to the Portfolio. Subject to First Tennessee’s supervision, Martin is responsible for the day-to-day investment management of the Portfolio, including providing investment research and credit analysis concerning Portfolio investments and conducting a continuous program of investment of Portfolio assets in accordance with the investment policies and objectives of the Portfolio.
For managing its investment and business affairs, the Intermediate Bond Portfolio is obligated to pay First Tennessee a monthly management fee at the annual rate of 0.50% of its average net assets up to $250 million and 0.45% of average net assets over $250 million. First Tennessee has contractually agreed through June 30, 2006, to waive that portion of the management fee so that it shall not exceed 0.30% of the average net assets of the Portfolio. The total advisory fee paid to First Tennessee for the fiscal year ended June 30, 2005, was 0.30% of the Portfolio’s average net assets, after the waiver.
Martin, located at Two Centre Square, Suite 200, 625 South Gay Street, Knoxville,Tennessee, serves as the Sub-Adviser to the Portfolio. In January 1998, Martin became an investment advisory subsidiary of First Horizon National Corporation, which also owns First Tennessee. Martin and its predecessors have been in the investment advisory business for more than 16 years and have considerable experience in securities selection, including expertise in the selection of fixed-income securities. Martin has not previously advised or sub-advised a registered investment company such as First Funds, although Martin is subject to the supervision of First Tennessee, which has a history of investment management since 1929 and has served as the investment adviser to First Funds since its inception in 1992. Martin has approximately $2.2 billion in assets under management as of June 30, 2005.
First Tennessee is obligated to pay Martin a monthly sub-advisory fee at the annual rate of 0.30% of the Portfolio’s average net assets up to $250 million and 0.27% of average net assets over $250 million. The Portfolio is not responsible for paying any portion of Martin’s sub-advisory fee. Martin has agreed to voluntarily waive a portion of its sub-advisory fee, although this waiver could be discontinued in whole or in part at any time.
Portfolio Management Team
Ted L. Flickinger, Jr., Executive Vice President and portfolio manager for Martin, and is a co-manager for the Portfolio. Mr. Flickinger is a Chartered Financial Analyst and has more than 27 years of experience in the investment management industry, of which 14 years have been with Martin concentrating on fixed-income securities. Mr. Flickinger is a 1977 graduate of the University of Tennessee.
Michael W. Holt, Senior Vice President and portfolio manager with Martin and is a co-manager for the Portfolio. Prior to joining Martian in March 2003, Mr. Holt was a Senior Vice President and fixed income portfolio manager with Wachovia Asset Management. Mr. Holt is a Chartered
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Who Manages the Portfolios
Continued
Financial Analyst and has more than 19 years of investment industry experience. Mr. Holt earned a MBA from the University of Tennessee in 1984 and earned his undergraduate degree in 1982.
Ralph W. Herbert, Vice President and portfolio manager with Martin and is a co-manager for the Portfolio. Mr. Herbert has more than 23 years of experience and specializes in fixed-income securities, of which more than 5 years have been with Martian specializing in fixed-income securities. Mr. Herbert is a 1977 graduate of the University of Tennessee.
Tennessee Tax-Free Portfolio
First Tennessee serves as Adviser to the Portfolio and, with the prior approval of the Board of Trustees (the “Trustees”), has engaged Martin to act as Sub-Adviser to the Portfolio. Subject to First Tennessee’s supervision, Martin is responsible for the day-to-day investment management of the Portfolio, including providing investment research and credit analysis concerning Portfolio investments and conducting a continuous program of investment of Portfolio assets in accordance with the investment policies and objectives of the Portfolio.
For managing its investment and business affairs, the Portfolio is obligated to pay First Tennessee a monthly management fee at the annual rate of 0.50% of its average net assets up to $250 million and 0.45% of average net assets over $250 million. First Tennessee has contractually agreed through June 30, 2006, to waive that portion of its management fee that exceeds 0.30% of the average net assets of the Portfolio. The total advisory fee paid to First Tennessee for the fiscal year ended June 30, 2005, was 0.30% of the Portfolio’s average net assets, after the waiver.
Martin is subject to the supervision of First Tennessee and pursuant to the authority granted to it under its sub-advisory agreement with First Tennessee is responsible for the day-to-day investment management of the Portfolio. First Tennessee is obligated to pay Martin a monthly sub-advisory fee at the annual rate of 0.30% of the Portfolio’s average net assets up to $250 million and 0.27% of average net assets over $250 million. The Portfolio is not responsible for paying any portion of Martin’s sub-advisory fee. Martin has voluntarily agreed to waive a portion of its sub-advisory fee, although this waiver could be discontinued in whole or in part at any time.
Portfolio Management Team
Ralph W. Herbert, Vice President and portfolio manager with Martin and is a co-manager for the Portfolio. Mr. Herbert has more than 23 years of experience and specializes in fixed-income securities, of which more than 5 years have been with Martian specializing in fixed-income securities. Mr. Herbert is a 1977 graduate of the University of Tennessee.
Ted L. Flickinger, Jr., Executive Vice President and portfolio manager for Martin, and is a co-manager for the Portfolio. Mr. Flickinger is a Chartered Financial Analyst and has more than 27 years of experience in the investment management industry, of which 14 years have been with Martin concentrating on fixed-income securities. Mr. Flickinger is a 1977 graduate of the University of Tennessee.
Additional information about each portfolio manager’s compensation, other accounts managed by the portfolio managers, and each portfolio manager’s personal holding in the Portfolio can be found in the SAI.
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Who Manages the Portfolios
Continued
U.S. Government Money Market, Municipal Money Market & Cash Reserve Portfolios
First Tennessee and BIMC, located at 100 Bellevue Parkway, Wilmington, Delaware, serve as Co-Investment Advisers to the Portfolios. First Tennessee, among other things, provides investment management evaluations to the Board of Trustees (the “Trustees”), monitors the activities of BIMC, including BIMC’s Portfolio transactions, and coordinates BIMC’s activities with the Portfolios’ custodian, transfer agent, administrator, and independent accountants. BIMC is responsible for day-to-day investment management of the Portfolios, including providing investment research and credit analysis concerning each Portfolios investments and conducting a continuous program of investment of Portfolio assets in accordance with the investment policies and objectives of the Portfolios.
Each Portfolio is obligated to pay First Tennessee a monthly management fee at the annual rate of 0.05% of its average net assets for the investment advisory services First Tennessee provides. Through June 30, 2006, First Tennessee has contractually agreed to waive all or a portion of the fee that it is entitled to receive under the Investment Advisory and Management Agreement in order to maintain an expense ratio for Class I of the U.S. Government Money Market, Municipal Money Market, and Cash Reserve Portfolios of 0.25%, 0.30%, and 0.30%, respectively. The total advisory fee after waivers paid to First Tennessee and BIMC for the fiscal year ended June 30, 2005, was 0.08%, 0.08%, and 0.08% of the U.S. Government Money Market, Municipal Money Market and Cash Reserve Portfolios’ average net assets, respectively.
As compensation for the investment advisory services BIMC provides, BIMC is entitled to receive 0.08% of aggregate average monthly net assets of each Portfolio up to $500 million, 0.06% of the next $500 million, and 0.05% on amounts greater than $1 billion.
BIMC (formerly known as PNC Institutional Management Corporation) is an indirect, wholly-owned subsidiary of the PNC Financial Services Group, Inc. (“PNC Bank”), a multi-bank holding company. BIMC was organized in 1973 to perform advisory services to investment companies. BIMC changed its name in 1998 following a reorganization of its investment management operations. PNC Bank and its predecessors have been in the business of managing the investments of fiduciary and other accounts since 1847. BIMC advises or manages approximately 74 short-term liquid asset portfolios, including money market portfolios, with total assets of approximately $75 billion as of June 30, 2005.
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Class Definitions
All Portfolios offer investors four different Classes of shares with the exception of the U.S. Government Money Market and the Municipal Money Market Portfolios which offer investors three different Classes of shares. The different Classes of shares represent investments in the same portfolio of securities; however, each Class is subject to different expenses and likely will have different share prices. When you buy shares, be sure to tell us the Class of shares in which you would like to invest.
Class I Shares Class I shares are offered to institutional investors exclusively. Class I shares are not subject to any sales loads and do not incur distribution or shareholder servicing fees.
Class A Shares Class A shares of the Core Equity, Capital Appreciation, Intermediate Bond and Tennessee Tax-Free Portfolios are offered to investors with an up-front sales load. Under certain circumstances described later in this Prospectus, the sales load may be waived. The sales load is reflected in the public offering price of Class A shares. Class A shares of all Portfolios incur varying levels of shareholder servicing fees.
Class B Shares Class B shares are offered to investors without the imposition of any up-front sales load; however, Class B shares are subject to a contingent deferred sales charge (“CDSC”) of up to 5% for the Core Equity, Capital Appreciation, and Cash Reserve Portfolios and 4% for the Intermediate Bond and Tennessee Tax-Free Portfolios. The CDSC is phased out over a period of six years. Class B shares automatically convert to Class A shares after six years from the date of purchase for the Intermediate Bond and Tennessee Tax-Free Portfolios and after eight years for the Core Equity and Capital Appreciation Portfolios. For the Cash Reserve Portfolio, after eight years from the date of purchase, Class B shares automatically convert to Class C shares. Class B shares also incur distribution and shareholder servicing fees.
Class C Shares Class C shares are offered to investors without the imposition of any up-front sales load; however, you will pay a CDSC of 1% if you redeem the shares within one year from the date of purchase for the Core Equity and Capital Appreciation Portfolios, sixteen months for the Intermediate Bond Portfolio and two years for the Tennessee Tax-Free Portfolio. Class C shares of all Portfolios incur varying levels of distribution and shareholder servicing fees.
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How to Invest in the Portfolios
Class I
Who May Invest?
Class I shares are designed exclusively for investment of monies held in non-retail trust, advisory, agency, custodial or similar accounts (“Institutional Accounts”). Class I shares may be purchased for Institutional Accounts by financial institutions, business organizations, corporations, municipalities, non-profit institutions, and other institutional investors serving in a trust, advisory, agency, custodial or similar capacity (each an “Institutional Investor” and collectively “Institutional Investors”) who meet the investment threshold for this Class of shares. The Trust may discontinue offering its shares in any Class of the Portfolios without notice to shareholders.
How Is an Institutional Account Established?
An initial investment must be preceded by or made in conjunction with the establishment of an Institutional Account with an Institutional Investor. Establishment of an Institutional Account may require that documents and applications be completed and signed before the investment can be implemented. The Institutional Investor may require that certain documents be provided prior to making a redemption from the Portfolios.
Institutional Investors may charge fees in addition to those described herein. Fee schedules for Institutional Accounts are available upon request from the Institutional Investor and are detailed in the agreements by which each client opens an account with an Institutional Investor.
How Are Investments Made?
Each Institutional Investor will transmit orders to Boston Financial Data Services (the “Transfer Agent”). If an Intermediate Bond, Tennessee Tax-Free or Money Market Portfolio order is received by the Transfer Agent prior to the close of business (2 p.m. Eastern time for the Money Market Portfolios and 4 p.m. Eastern time for all other Portfolios except when the principle markets where the Portfolio’s securities trade close earlier) on any Business Day (as defined in the section “How Are Portfolios Shares Valued?”) and the funds are received by the Transfer Agent that day, the investment will earn dividends declared, if any, on the day following the purchase for the Intermediate Bond and Tennessee Tax-Free Portfolios and on the day of purchase for the Money Market Portfolios. Institutional Investors will wire funds through the Federal Reserve System. Purchases will be processed at the net asset value (“NAV”) per share next calculated after an order is received and accepted by the Transfer Agent. The Portfolios require advance notification of all wire purchases. To secure same day acceptance of federal funds (monies transferred from one bank to another through the Federal Reserve System with same-day availability), an Institutional Investor must call the Transfer Agent at (800) 442-1941 (option 2), prior to the close of business (2 p.m. Eastern time for the Money Market Portfolios and 4 p.m. Eastern time for all other Portfolios except when the principle markets where the Portfolio’s securities trade close earlier) on any Business Day to advise it of the wire.
Minimum Investment and Account Balance
The minimum initial investment for each Institutional Investor is $750,000. Institutional Investors may satisfy the minimum investment by aggregating their Institutional Accounts within the Portfolios. Subsequent investments may be in any amount. If an Institutional Investor’s Class I account falls below $375,000 due to redemption, the Portfolios may close the account. An Institutional Investor may be notified if the minimum balance is not being maintained and will be allowed 30 days to make additional investments before the account is closed. Shares will be redeemed at the NAV on the day the account is closed, and proceeds will be sent to the address of record.
Should an Institutional Investor of Class I shares cease to be eligible to participate in this Class, Class I shares held in an Institutional Account may be converted to another Class of shares. Any such conversion will be made on the basis of the relative NAVs of the two Classes without the imposition of any sales load, fee or other charge. Institutional Investors converted to Class C shares will not be subject to the 1% CDSC in year one for the Core Equity Portfolio and Capital Appreciation Portfolio, the first sixteen months for the Intermediate Bond Portfolio, and the first two years for the Tennessee Tax-Free Portfolio. Institutional Investors will receive at least 30 days prior notice of any proposed conversion.
How Are Redemptions Made?
Institutional Investors may redeem all or a portion of their account shares on any Business Day. Shares will be redeemed at the NAV next calculated after the Transfer Agent has received and accepted the redemption request. The Intermediate Bond and Tennessee Tax-Free Portfolios will earn dividends declared, if any, through the day of redemption and the Money Market Portfolios will earn dividends declared, if any, through the day prior to redemption. If an account is closed, any accrued dividends will be paid at the beginning of the following month for the Intermediate Bond,Tennessee Tax-Free and Money Market Portfolios.
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How to Invest in the Portfolios
Continued
Institutional Investors may make redemptions by wire provided they have established wiring instructions with the Transfer Agent. Please call (800) 442-1941 (option 2), to advise the Transfer Agent of the wire. If telephone instructions are received before the close of business (2 p.m. Eastern time for the Money Market Portfolios, 4 p.m. Eastern time for all other Portfolios except when the principle markets where the Portfolio’s securities trade close earlier) on any Business Day, proceeds of the redemption will be wired as federal funds on the next Business Day to the bank account designated with the Transfer Agent. The Institutional Investor may change the wiring instructions at any time by sending a letter of instruction with a Stamp 2000 Medallion Guarantee to the Transfer Agent at P.O. Box 8050, Boston, MA 02266.
Pursuant to the Investment Company Act of 1940, as amended, if making immediate payment of redemption proceeds could adversely affect a Portfolio, payments may be made up to seven days later. Also, when the New York Stock Exchange (“NYSE”) is closed (or when trading is restricted) for any reason other than customary weekend or holiday closings, or under any emergency circumstances as determined by the SEC to merit such action, the right of redemption may be suspended or the date of payment postponed for a period of time that may exceed seven days. To the extent portfolio securities are traded in other markets on days when the NYSE is closed, each Portfolio’s NAV may be affected on days when investors do not have access to the Portfolios to purchase or redeem shares.
If transactions by telephone cannot be executed (for example, during times of unusual market activity), orders may be placed by mail to the Transfer Agent. In case of suspension of the right of redemption, the Institutional Investor may either withdraw its request for redemption or it will receive payment based on the NAV next determined after the termination of the suspension.
Additional Information
The Portfolios also reserve the right to reject any specific purchase order, including certain purchases by exchange. Purchase orders may be refused if, in each Portfolio Adviser’s opinion, they are of a size that would disrupt management of a Portfolio.
To allow each Portfolio’s Adviser to manage the Portfolios most effectively, Institutional Investors are strongly urged to initiate all trades (investments, exchanges and redemptions of shares) as early in the day as possible and to notify the Transfer Agent at least one day in advance of trades in excess of $1 million. In making these trade requests, the name of the Institutional Investor and the account number(s) must be supplied.
Transactions may be initiated by telephone. Please note that the Portfolios and their agents will not be responsible for any losses resulting from unauthorized telephone transactions if the Portfolios or their agents follow reasonable procedures designed to verify the identity of the caller. These procedures may include requesting additional information or using personalized security codes. The Portfolios or their agents may also record calls and an Institutional Investor should verify the accuracy of confirmation statements immediately after receipt. If an Institutional Investor does not want the ability to initiate redemptions and exchanges by telephone, please call the Transfer Agent for instructions.
Class A, B, and C
Who May Invest?
Class A, B, and C shares are designed for individuals and other investors who seek mutual fund investment convenience plus a lower investment minimum. These Classes offer investors differing expense and sales load structures to choose between. See “Fees and Expenses of the Portfolios.” The Trust may discontinue offering its shares in any Class of the Portfolio without notice to shareholders.
Investment Requirements
The minimum initial investment in Class A, B, and C shares is $1,000. Subsequent investments may be in any amount of $100 or greater. If you participate in the Systematic Investing Program (see “Systematic Investing Program” below), the minimum initial investment is $250, and subsequent investments may be in any amount of $25 or greater. However, the Money Market Portfolios, at their own discretion, reserve the right to waive the minimum initial investment from $1,000 to $100 for certain programs offered by First Tennessee.
If you are an employee of First Tennessee or any of its affiliates and you participate in the Systematic Investing Program, the minimum initial investment is $50, and subsequent investments may be in any amount of $25 or greater.
If your balance in a Portfolio falls below the applicable minimum investment requirement due to redemption, you may be given 30 days notice to reestablish the minimum balance. If you do not re-establish the minimum balance, your account may be closed and the proceeds mailed to you at the address on record. Shares will be redeemed on the day the account is closed.
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How to Invest in the Portfolios
Continued
All purchases must be made in U.S. dollars and checks must be drawn on U.S. banks. No cash, cash equivalents, or third party checks will be accepted. If you make a purchase with more than one check, each check must have a value of at least $100, and the minimum investment requirement still applies (excluding the specific circumstances, stated above, which reduce the minimum investment requirement). Each Portfolio reserves the right to limit the number of checks processed at one time. If your check does not clear, your purchase will be canceled and you could be liable for any losses or fees incurred.
You may initiate any transaction either directly or through your Investment Professional (see “How Do I Invest Through My Investment Professional”).
How Do I Set Up an Account?
You may set up an account directly in a Portfolio or you may invest in a Portfolio through your Investment Professional. Shares will be purchased based on the NAV next calculated after the Transfer Agent has received and accepted the request.
An investor in the Intermediate Bond and Tennessee Tax-Free Portfolios will earn dividends declared, if any, on the Business Day following the day payment is received by the Transfer Agent. An investor in the Money Market Portfolios will earn dividends declared, if any, on the day of purchase if the funds are received by the Transfer Agent that Business Day.
How Do I Invest Directly?
When opening a new account directly, you must complete and sign an account application and send it to First Funds, c/o Boston Financial Data Services, P.O. Box 8050, Boston, MA 02266-8050. Telephone representatives are available at (800) 442-1941 (option 2), between the hours of 8 a.m. to 4 p.m. Central time (9 a.m. to 5 p.m. Eastern time), Monday through Friday.
Investments may be made in several ways:
By Mail: Make your check payable to First Funds [name of Portfolio], and mail it, along with the application, to the address indicated on the application. Your account will be credited on the Business Day that the Transfer Agent receives your completed application in proper order.
By Bank Transfer: Bank transfer allows you to move money between your bank account and your First Funds account. This automatic service allows you to transfer money from your bank account via the Automated Clearing House (“ACH”) network to your First Funds account. First, a deposit account must be opened at a bank providing bank transfer services and you must arrange for this service to be provided. Next, an account must be established, and an application along with a voided check or deposit slip sent to the Transfer Agent. It takes approximately 15 days to set up an ACH account. Once you have completed this process, you can initiate a bank transfer by contacting a representative from your bank or First Funds at (800) 442-1941 (option 2), providing the required information, and authorizing the transfer to take place. Please allow two or three days after the authorization for the transfer to occur.
By Wire: Call (800) 442-1941 (option 2), to set up your account to accommodate wire transactions. To initiate your wire transaction, call your depository institution. Federal funds (monies transferred from one bank to another through the Federal Reserve System with same-day availability) should be wired to:
State Street Bank and Trust Company
ABA #011000028
First Funds
Account #9905-440-5
(Account Registration)
(Account Number)
(Wire Control Number) *See Below*
Prior to sending wires, please be sure to call (800) 442-1941 (option 2), to receive a wire control number to be included in the body of the wire (see above).
Your bank may charge you a fee for this service. Shares will be purchased based on the NAV next calculated after the Transfer Agent has received and accepted the request.
How Do I Redeem Shares When Investing Directly?
You may redeem all or a portion of your shares on any day that the Portfolios are open for business. Shares will be redeemed at the NAV next calculated after the Transfer Agent has received and accepted the redemption request. In the Intermediate Bond and Tennessee Tax-Free Portfolios, you will earn dividends declared, if any, through the day of redemption. In the Money Market Portfolios, you will earn dividends declared, if any, through the day prior to redemption. If an account is closed, any accrued dividends will be paid at the beginning of the following month.
You may redeem shares in several ways:
By Mail: Write a “letter of instruction” with your name, the Portfolio’s name, your account number, the dollar amount or number of shares to be redeemed, and any additional
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requirements that apply to each particular account. You will need the letter of instruction signed by all persons required to sign for transactions, exactly as their names appear on the account application, along with a Stamp 2000 Medallion Guarantee (“Medallion Guarantee”) (if required) as described below.
A Medallion Guarantee is designed to protect you, the Portfolios, and their agents from fraud. Your written request requires a Medallion Guarantee if you wish to redeem more than $10,000 worth of shares; if your account registration has changed within the last 30 days; if the check is not being mailed to the address on your account; if the check is not being made out to the account owner; or if the redemption proceeds are being transferred to another First Funds account with a different registration. The following institutions should be able to provide you with a signature guarantee: banks, broker-dealers, credit unions (if authorized under state law), securities exchanges and associations, clearing agencies, and savings associations. A notary public may not provide a Medallion Guarantee.
By Phone: Provided you have elected this option in advance, you may request a redemption of shares by calling the Transfer Agent at (800) 442-1941 (option 2). Your redemption proceeds can be sent to you in the mail or, as more fully described below, the proceeds can be sent directly to a bank account on file by bank transfer or wire. For your protection, all telephone calls are recorded. Please note that the Portfolios and their agents will not be responsible for any losses resulting from unauthorized transactions if the Portfolio or their agents follow reasonable procedures designed to verify the identity of the caller. These procedures may include requesting additional information or using personalized security codes. If you do not want the ability to redeem by telephone, please check the box on your application. For more information about telephone redemptions, please call (800) 442-1941 (option 2).
By Bank Transfer: When establishing your account in a Portfolio, you must have indicated this account privilege in order to authorize the redemption of monies with the proceeds transferred to your bank account via ACH (see Page 35 for instructions to set up “By Bank Transfer”). To authorize a redemption, simply contact the Transfer Agent at (800) 442-1941 (option 2), and your redemption will be processed at the NAV next calculated. Please allow two or three days after the authorization for the transfer to occur.
By Wire: You may make redemptions by wire provided you have established your account to accommodate wire transactions. If telephone instructions are received before the close of business (2 p.m. Eastern time for the Money Market except when the principle markets where the Portfolio’s securities trade close earlier), proceeds of the redemption will be wired as federal funds on the same day for the Money Market Portfolios and on the next business day for all other Portfolios to the bank account designated with the Transfer Agent. You may change the bank account designated to receive an amount redeemed at any time by sending a letter of instruction with a signature guarantee to the Transfer Agent.
By Check (Money Market Portfolios Only): You may request on your account application or by written request that a Money Market Portfolio provide you with redemption checks (“Checks”) which you can write on your First Funds account. To establish the checkwriting option, you must manually sign a signature card. Corporations, trusts and other organizations should call or write the Portfolio’s Transfer Agent before submitting signature cards as additional documents may be required to establish the check-writing service. Checks will only be issued to the registered account owner(s) and can only be sent to the registered account owner’s address of record. You may make checks payable to the order of any person in the amount of $250 or more. When a Check is presented to the Transfer Agent for payment, the Transfer Agent, as your agent, will cause the Portfolio to redeem a sufficient number of your shares to cover the amount of the Check. Shares earn dividends through the Business Day prior to the Business Day that the redemption is processed. There is no charge to you for the use of the Checks; however, the Transfer Agent will impose a charge for stopping payment of a Check upon request, or if the Transfer Agent cannot honor a Check due to insufficient funds or other valid reasons. A Portfolio cannot guarantee a stop payment order on a Check. You must submit any request to reverse a stop payment order in writing.
You may not write a Check to redeem shares which you purchase by check until your check clears. If the amount of the Check is greater than the value of the shares in your account, the Check will be returned marked “insufficient funds.” Checks written on amounts subject to the hold described above will be returned marked “uncollected.” If your check does not clear, you will be responsible for any loss the Portfolio or its service providers incur.
Checkwriting is not available for participants in retirement plan accounts, to shareholders who hold shares in certificate form or to shareholders who are subject to Internal Revenue Service (“IRS”) backup withholding. You may not use a Check to close an account. First Funds may terminate or alter the checkwriting service at any time.
Additional Redemption Requirements: The Portfolios may hold payment on redemptions until it is reasonably satisfied that investments made by check have been collected,
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which can take up to seven days. Also, when the NYSE is closed (or when trading is restricted) for any reason other than its customary weekend or holiday closings, or under any emergency circumstances as determined by the SEC to merit such action, the right of redemption may be suspended or the date of payment postponed for a period of time that may exceed seven days. To the extent that portfolio securities are traded in other markets on days when the NYSE is closed, a Portfolio’s NAV may be affected on days when investors do not have access to the Portfolios to purchase or redeem shares.
If you are unable to reach the Transfer Agent by telephone (for example, during times of unusual market activity), consider placing your order by mail directly to the Transfer Agent. In case of suspension of the right of redemption, you may either withdraw your request for redemption or you will receive payment based on the next determined NAV after the termination of the suspension.
How Do I Invest Through My Investment Professional?
If you invest through an investment adviser, broker-dealer, or other third party (each, an “Investment Professional”), you may be required to set up a brokerage or agency account. Please call your Investment Professional for information on establishing an account. Investment Professionals may charge transaction fees on the purchase and/or redemption on Portfolio shares and may require different minimum initial and subsequent investments than described herein. Investment Professionals may impose charges, restrictions, transaction procedures or earlier cut-off times different from those applicable to shareholders that invest in the Funds directly. If you purchase shares of a Portfolio through a program of services offered or administered by your Investment Professional, you should read the program materials in conjunction with this Prospectus. Certain features of such programs may impose additional requirements and charges for the services rendered. Your Investment Professional may offer any or all of the services mentioned in this section, and is responsible for initiating all initial purchase transactions. Please contact your Investment Professional for information on these services. If you are investing through an Investment Professional, transactions that your Investment Professional initiates should be transmitted to the Transfer Agent before the close of business (2 p.m. Eastern time for the Money Market Portfolios and 4 p.m. Eastern time for all other Portfolios except when the principle markets where the Portfolio’s securities trade close earlier) in order for you to receive that day’s share price. In the Core Equity, Capital Appreciation, Intermediate Bond, and Tennessee Tax-Free Portfolios, the Transfer Agent must receive payment within three business days after an order is placed. Otherwise, the purchase order may be cancelled and your Investment Professional could be held liable for the resulting fees and/or losses.
How Do I Redeem Through My Investment Professional?
On your behalf, the broker of record listed on your account may redeem shares. Proceeds from the redemption can only be sent to your address of record or bank account of record. Shares will be redeemed at the NAV next calculated after the Transfer Agent has received and accepted the redemption request from your Investment Professional.
Systematic Investing Program
The Systematic Investing Program offers a simple way to maintain a regular investment program. You may arrange automatic transfers (minimum $25 per transaction) from your bank account to your First Funds account on a regular basis. When you participate in this program, the minimum initial investment in each Portfolio is $250. If you are an employee of First Tennessee or any of its affiliates, the minimum initial investment in each Portfolio is $50. Class B shares of the Cash Reserve Portfolio are not eligible for systematic investing. You may change the amount of your automatic investment, skip an investment, or stop the Systematic Investing Program by calling the Transfer Agent at (800) 442-1941 (option 2), or your Investment Professional at least three Business Days prior to your next scheduled investment date.
Systematic Withdrawal Plan
You can have monthly, quarterly or semi-annual checks sent from your Portfolio to you, to a person named by you, or to your bank checking account. Your Systematic Withdrawal Plan payments are drawn from share redemptions and must be in the amount of $100 or more per Portfolio per month. If Systematic Withdrawal Plan redemptions exceed income dividends earned on your shares, your account eventually may be exhausted. Please contact the Transfer Agent at (800) 442-1941 (option 1) or your Investment Professional for more information.
Systematic Exchange Program
This account option may be added to your account if you would like to automatically withdraw from one First Funds account into another First Funds account on a regular basis. Please note that there may be a tax liability associated with redemptions made from your mutual fund investment. Talk to your Investment Professional regarding your specific tax situation.
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The systematic exchange program is established between identically registered accounts. New accounts must meet the account minimum standards listed previously. Call the Transfer Agent at (800) 442-1941 (option 2) for more details on establishing this program. See “How Are Exchanges Made?” for more information on exchanges.
Additional Information
Tax-Deferred Retirement Plans: Retirement plans can offer significant tax savings to individuals. If you own shares of the Core Equity, Capital Appreciation, Intermediate Bond or Money Market Portfolios, please call the Transfer Agent at (800) 442-1941 (option 1) or your Investment Professional for more information on tax-deferred plans and their benefits, provisions and fees. The Transfer Agent, or your Investment Professional, can set up your new account in the Portfolios under one of several tax-deferred plans. These plans let you invest for retirement and defer or eliminate the tax on your investment income. Minimums may differ from those listed previously under “Investment Requirements.” Tax-deferred plans include traditional Individual Retirement Accounts (“IRAs”), Roth IRAs, Rollover IRAs, Keogh Plans, and Simplified Employee Pension Plans (“SEP-IRAs”).
Class A Shares
Sales Loads
The public offering price for Class A shares is the sum of the NAV plus a sales load. As indicated below, a portion of this load may be reallowed to a broker-dealer which has entered into an agreement with ADI, the Portfolios’ distributor. You may calculate your sales load as follows:
Core Equity and Capital Appreciation Portfolios
Total Sales Load for Class A Shares

	As a % of public
	offering price	As a %	Broker-dealer
Amount of Transaction	per share	of NAV	reallowance

Less than $50,000	5.75	6.10	5.00
$50,000 to $99,999	4.50	4.71	4.00
$100,000 to $249,999	3.50	3.63	3.00
$250,000 to $499,999	2.50	2.56	2.25
$500,000 to $999,999	1.50	1.52	1.25
$1,000,000 and over	0.50	0.50	0.40
Intermediate Bond Portfolio
Total Sales Load for Class A Shares

	As a % of public
	offering price	As a %	Broker-dealer
Amount of Transaction	per share	of NAV	reallowance

Less than $100,000	3.50	3.63	3.25
$100,000 to $249,999	2.75	2.83	2.50
$250,000 to $499,999	2.00	2.04	1.75
$500,000 to $999,999	1.25	1.27	1.00
$1,000,000 and over	0.50	0.50	0.40
Tennessee Tax-Free Portfolio
Total Sales Load for Class A Shares

	As a % of public
	offering price	As a %	Broker-dealer
Amount of Transaction	per share	of NAV	reallowance

Less than $100,000	3.75	3.90	3.25
$100,000 to $249,999	3.00	3.09	2.65
$250,000 to $499,999	2.25	3.00	2.00
$500,000 to $999,999	1.50	1.52	1.25
$1,000,000 and over	0.50	0.50	0.40
The broker-dealer reallowance may be changed from time to time.
You may purchase Class A shares without a sales load if the purchase will be:
(A)	through an IRA, 401(k) Plan, 403(b) Plan or other qualified retirement plan or directed agency account if the trustee, custodian, or agent thereof is a direct or indirect subsidiary or franchisee bank of First Tennessee or its affiliates;

(B)	by registered representatives, advisory directors, officers and employees (and their immediate families) of First Tennessee or its affiliates;

(C)	by a current or former Trustee, officer or employee of First Funds; the spouse of a First Funds Trustee, officer or employee; a First Funds Trustee acting as a custodian for a minor child or grandchild of a First Funds Trustee, officer or employee; or the child or grandchild of a current or former Trustee, officer or employee of First Funds who has reached the age of majority;

(D)	by a charitable remainder trust or life income pool established for the benefit of a charitable organization (as defined in Section 501(c)(3) of the Internal Revenue Code);

(E)	for use in a financial institution or investment adviser managed account for which a management or investment advisory fee is charged; or
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(F)	through certain promotions where the load is waived for investors.
In addition, you will not pay a sales load on the reinvestment of dividends or distributions in any Portfolio, or in connection with certain share exchanges as described under “How Are Exchanges Made?” Further, you generally will not pay a sales load on Class A shares of the Portfolio which you buy using proceeds from the redemption of a Portfolio which does not charge a front-end load, if you obtained such shares through an exchange for Class A shares which you purchased with a sales load. A sales load will apply to your purchase of Class A shares in the foregoing situation only to the extent that the Portfolio’s sales load exceeds the sales load you paid in the prior purchase of Class A shares.
In addition, if you purchase Class A shares within 60 days after redeeming shares of the Portfolio, you will receive credit towards the sales load payable on the purchase to the extent of the sales load you paid on the shares you redeemed. This reinstatement privilege may be exercised only with respect to redemptions and purchases in the same Portfolio. The reinstatement privilege can be exercised only one time with respect to any particular redemption.
Quantity Discounts
You may be entitled to reduced sales charges through the Right of Accumulation or a Letter of Intent, even if you do not make an investment of a size that would normally qualify for a quantity discount. Current net asset value is used in determining if a shareholder qualifies for a reduced sales charge.
To qualify for a reduction of or exception to the sales load, you or your Investment Professional must notify the Transfer Agent or your financial intermediary at the time of the purchase or exchange. The reduction in sales load is subject to confirmation of your holdings through a check of records. First Funds may modify or terminate quantity discounts at any time. For more information about quantity discounts, contact your Investment Professional or the Transfer Agent at (800) 442-1941 (option 1).
Right of Accumulation: The sales charge schedule under the heading “Sales Loads,” which shows the sales load you will pay on Class A shares, may be reduced as your aggregate investment increases. The Right of Accumulation allows you to combine certain First Funds investments to determine your aggregate investment and the applicable reduced sales load. You may combine the amount of your investment in the Portfolio’s Class A shares of any other Portfolio you own and on which you paid a sales load. Therefore, a purchase of Class A shares of any Portfolio may qualify for a reduced sales load by adding:
(i)	the amount of the investor’s total current purchase (including any sales charge); and

(ii)	the net asset value (at the close of business on the day of the current purchase) of all Class A shares of any other Portfolio held by the investor.
For example, if a shareholder owned Class A shares of the Capital Appreciation Portfolio with a current net asset value of $25,000 and he/she wished to purchase Class A shares of the Core Equity Portfolio with a purchase price of $30,000 (including sales charge), the sales charge for the $30,000 purchase would be at the 4.50% rate applicable to a single purchase of shares between $50,000 — $99,999 of the Core Equity Portfolio, rather than the 5.75% rate that would otherwise apply to the current $30,000 purchase. The reduced sales load will be applied only to the current purchase, not to any previous transaction.
For the Core Equity, Capital Appreciation and the Intermediate Bond Portfolios, if you are a participant in a First Funds IRA or if you are a trustee or custodian of another type of First Funds retirement plan, you may also include as part of your aggregate investment any holdings through the IRA or in the plan even if a load was not paid. Similarly, each subsequent purchase of First Funds Class A shares may be added to your aggregate investment at the time of purchase to determine the applicable reduced sales loads.
Letter of Intent: A Letter of Intent allows you to purchase Class A shares over a 13-month period at a reduced sales charge. The sales charge is based on the total amount you intend to purchase plus the total net asset value of Class A shares which you already own on which you have paid a sales load. If you are a participant in an IRA or if you are a trustee or custodian of another type of retirement plan, you may also credit towards completion of your Letter of Intent any Class A shares held through an IRA or other retirement plan, even if a load was not paid. Each investment you make during the period may be made at the reduced sales charge that would apply to the total amount you intend to invest. The reduced sales charge applies only to new purchases.
If you do not invest the total amount within the 13 months, you may pay the difference between the higher sales charge rate that would have been applied to the purchases you made and the reduced sales charge rate you have paid. Shares of the Portfolio equal to 5% of the amount you intend to invest will be held in escrow and, if you do not pay the difference within 20 days following the mailing of a
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request, the Transfer Agent will redeem a sufficient amount of your escrowed shares to pay the additional sales charge. After the terms of your Letter of Intent are fulfilled, the Transfer Agent will release your escrowed shares.
If your purchases qualify for a further sales charge reduction in addition to that indicated in the Letter of Intent, the sales charge will be adjusted to reflect your total purchases. Signing a Letter of Intent does not bind you to purchase the full amount indicated at the sales charge in effect at the time of signing, but you must complete the intended purchase to obtain the reduced sales charge. To apply, sign the Letter of Intent form at the time you purchase Class A shares. You will be entitled to the applicable sales load that is in effect at the date you submit the Letter of Intent until you complete your intended purchase.
Qualification of Discounts: This Prospectus contains all the information available concerning ways in which you may reduce your sales charge. No additional information is available. This Prospectus may be viewed on the First Funds website at www.FirstFunds.com. As shown previously in the schedule of Class A sales load, larger purchases may result in lower sales charges to you. For purposes of determining the amount of purchases using the Right of Accumulation and Letter of Intent privileges, you may combine your Purchase with:
•	purchases by your spouse for his, her or your joint account or for the account of any minor children, and

•	the aggregate investment of any trustee or other Institutional Investor for you and/or your spouse or your minor children.
A trustee or custodian of any qualified pension or profit sharing plan may combine its aggregate purchases.
Other: Class A shares also incur shareholder servicing fees. See discussion under “Distribution Plan and Shareholder Servicing Plans.”
Class B Shares
Class B shares of the Core Equity, Capital Appreciation, Intermediate Bond, Tennessee Tax-Free, and Cash Reserve Portfolios are bought without a front-end load; that is, the offering price for such shares will be their NAV. Class B shares incur Distribution Fees. See discussion under “Distribution Plans and Shareholder Servicing Plans.” The Transfer Agent normally will not accept purchase orders of $50,000 or more for Class B shares of any one Portfolio from a single investor. Investment Professionals purchasing Class B shares for their customers in omnibus accounts are responsible for compliance with this limit.
Contingent Deferred Sales Charges (“CDSC”): A CDSC of up to 5.00% for the Core Equity, Capital Appreciation and Cash Reserve Portfolios and a CDSC of up to 4.00% for the Intermediate Bond and Tennessee Tax-Free Portfolios is imposed on redemptions of Class B shares, based on the lower of: 1) the shares’ cost or 2) the current NAV. As shown in the following table, the CDSC associated with Class B shares is phased out over a period of six years. Any shares acquired by reinvestment of dividends will be redeemed without the imposition of any CDSC. In addition, the CDSC imposed on redemptions of Class B shares may be waived for Systematic Withdrawal Plans with respect to up to 10% per year of the account value at the time of establishment. The CDSC for Class B shares may be waived in the event of total disability (as evidenced by a determination by the Federal Social Security Administration) of the shareholder occurring after the purchase of the shares being redeemed or in the event of the death of the shareholder.
CDSC Schedule:
Core Equity, Capital Appreciation & Cash Reserve Portfolios

Year 1	Year 2	Year 3	Year 4	Year 5	Year 6
5%	4%	3%	3%	2%	1%
Intermediate Bond & Tennessee Tax-Free Portfolios

Year 1	Year 2	Year 3	Year 4	Year 5	Year 6
4%	3%	3%	2%	2%	1%
Automatic Conversion: After eight years from the date of purchase, Class B shares will automatically convert to Class A shares in the Core Equity and Capital Appreciation Portfolios. After six years from the date of purchase, Class B shares will automatically convert to Class A shares in the Intermediate Bond and Tennessee Tax-Free Portfolios. After eight years from the date of a purchase, Class B shares will automatically convert to Class C shares in the Cash Reserve Portfolio.
Class C Shares
Class C shares are bought without a front-end load. Therefore, the offering price for such shares will be at their NAV. Class C shares incur Distribution Fees and Shareholder Servicing Fees. See discussion under “Distribution Plans and Shareholder Servicing Plans.” The Transfer Agent normally will not accept purchase orders of $1 million or more for Class C shares of any one Portfolio from a single investor. Investment Professionals purchasing
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shares for their customers in omnibus accounts are responsible for compliance with this limit.
Contingent Deferred Sales Charges (“CDSC”): A CDSC of 1% is imposed on redemptions of Class C shares of the Core Equity and Capital Appreciation Portfolios within the first year after purchase, for the Intermediate Bond Portfolio within the first sixteen months after purchase, and within the first two years after purchase for the Tennessee Tax-Free Portfolio, based on the lower of: 1) the shares’ cost or 2) the current NAV. Any shares acquired by reinvestment of distributions will be redeemed without a CDSC.
All Classes
How are Portfolios Shares Valued?
The price at which you buy, sell or exchange Portfolio shares is the share price or net asset value (NAV). The share price for each Class of shares of the Portfolios is determined by adding the value of each Class’ proportional share of the Portfolio’s investments, cash and other assets, deducting each Class’ proportional share of liabilities, and then dividing that value by the total number of the shares outstanding in that Class.
The Portfolios are open for business each day that the NYSE is open (a “Business Day”). The NAV is calculated at the close of the Portfolios’ Business Day, (2 p.m. Eastern time for the Money Market Portfolios and 4 p.m. Eastern time for all other Portfolios except when the principle markets where a Portfolio’s securities trade close earlier). Share price is not calculated on the days that the NYSE is closed.
For the Money Market Portfolios, the Trustees have established procedures designed to maintain a stable net asset value of $1.00 per share, to the extent reasonably possible. More particularly, the Trustees have approved and adopted procedures under Rule 2a-7. Under guidelines of Rule 2a-7, the Portfolio uses the amortized cost method to value its portfolio securities. The amortized cost method involves valuing a security at its cost and amortizing any discount or premium over the period of maturity, regardless of the impact of fluctuating interest rates on the market value of the security.
When the Core Equity, Capital Appreciation, Intermediate Bond and Tennessee Tax-Free Portfolios calculate the share price for each share Class, they value the securities they hold at market value. Sometimes market quotes for some securities are not available or are not representative of a security’s current market value. Examples would be when events occur that materially affect the value of a security at a time when the security is not trading or when the securities are illiquid. In that case, securities may be valued using fair value procedures adopted by the Trustees. Funds valuing securities under fair value procedures may assign different values to securities than other mutual funds using these types of procedures.
What are My Distribution Options?
The Core Equity and Capital Appreciation Portfolios may earn dividends from its stocks and interest from bond, money market, and other fixed-income investments. The Intermediate Bond and Tennessee Tax-Free Portfolios may earn interest from bond, money market, and other fixed-income investments. The Money Market Portfolios earn interest from their investments. These are passed along as dividend distributions. Income dividends for the Core Equity and Capital Appreciation Portfolios, if any, are paid annually. Income dividends for the Intermediate Bond, Tennessee Tax-Free and Money Market Portfolios are declared daily and paid monthly. The Portfolios may realize capital gains if they sell securities for a higher price than they paid for them. These are passed along to shareholders as capital gain distributions.
When you fill out your account application, you can specify how you want to receive your distributions. Currently, there are three available options:
1)	Reinvestment Option: Your dividend distributions and capital gain distributions, if any, will be automatically reinvested in additional shares of the Portfolios. Reinvestment of distributions will be made at that day’s NAV. If you do not indicate a choice on your application, you will be assigned this option.

2)	Cash Option: You will be sent a check for each dividend and capital gain distribution. Distribution checks will be mailed no later than seven days after the last day of the month.

3)	Income-Earned Option: Your capital gain distributions, if any, will be automatically reinvested, but you will be sent a check for any dividend distribution.
How Are Exchanges Made?
An exchange is the redemption of shares of one Portfolio and the purchase of shares of another. The exchange privilege is a convenient way to sell and buy shares of other Portfolios within First Funds. Not all First Funds Portfolios may be available in your state. Please check with your Investment Professional or call First Funds at (800) 442-1941. Except as noted below, each Portfolio’s shares may be exchanged for the same Class shares of other Portfolios.
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The redemption and purchase will be made at the NAV next determined after the exchange request is received and accepted by the Transfer Agent. You may execute exchange transactions by calling the Transfer Agent at (800) 442-1941 (option 2) prior to the close of business (normally 2 p.m. Eastern time for the Money Market Portfolios and 4 p.m. Eastern Time for all other Portfolios) on any Business Day.
Class A shares of the Money Market Portfolios are not currently available for investment. Investors in Class A shares of other Portfolios wishing to exchange into one of the Money Market Portfolios will receive Class C shares. Investors in Class B shares of other Portfolios wishing to exchange into one of the Money Market Portfolios will receive Class B shares of the Cash Reserve Portfolio.
If you exchange shares subject to a CDSC the transaction will not be subject to the CDSC. However, when you redeem the shares acquired through the exchange, the redemption may be subject to the CDSC, depending upon when you originally purchased the shares. The CDSC will be computed using the schedule of any Portfolio into or from which you have exchanged your shares that would result in your paying the highest CDSC applicable to your Class of shares. Also, Institutional Investors converted to Class C shares will not be subject to the 1% CDSC in year one for the Core Equity and Capital Appreciation Portfolios, the first 16 months for the Intermediate Bond Portfolio and in the first two years for the Tennessee Tax-Free Portfolio.
When making an exchange or opening an account in another Portfolio by exchange, the registration and tax identification numbers of the two accounts must be identical. To open a new account through exchange, the minimum initial investment requirements must be met.
Each exchange may produce a gain or loss for tax purposes. To protect each Portfolio’s performance and its shareholders, the Portfolios’ Co-Advisers and Sub-Advisers discourage frequent exchange activity by investors in response to short-term market fluctuations. The Portfolios reserve the right to refuse any specific purchase order, including certain purchases by exchange if, in the Co-Adviser’s or Sub- Adviser’s opinion, a Portfolio would be unable to invest effectively in accordance with its investment objective and policies, or would otherwise be affected adversely. Exchanges or purchase orders may be restricted or refused if a Portfolio receives or anticipates individual or simultaneous orders affecting significant portions of that Portfolio’s assets. Although each Portfolio will attempt to give prior notice whenever it is reasonably able to do so, it may impose these restrictions at any time. The Portfolios reserve the right to modify or withdraw the exchange privilege upon 60 days notice and to suspend the offering of shares in any Class without notice to shareholders. You will receive written confirmation of each exchange transaction.
Exchanges are generally not permitted from Class I to another Class. However, should a beneficial owner of Class I shares cease to be eligible to purchase shares of Class I, Class I shares held in an Institutional Account may be converted to shares of another Class.
Statements and Reports
You will receive a confirmation statement after every transaction that affects the share balance or the account registration and a quarterly account statement. A statement with tax information will be mailed by January 31 of each tax year and also will be filed with the IRS. At least twice a year, you will receive the Portfolio’s financial statements. In an effort to reduce printing and mailing expenses, only one copy of the Portfolios’ reports (such as the prospectus and annual report) will be mailed to multiple investors with the same mailing address. Shareholders who desire individual copies of such reports should call (800) 442-1941 (option 2) or write to the Transfer Agent at P.O. Box 8050, Boston, MA 02266.
Frequent Trading and Market Timing Risk
While the Portfolios provide shareholders with daily liquidity, their investment programs are designed to serve long-term investors. Market timing and frequent/excessive trading activities (“Frequent Trading”) of a Portfolio’s shares can be disruptive to the management of the Portfolio and may hurt the long-term performance of the Portfolio. In addition, mutual funds with fewer assets under management have greater exposure to Frequent Trading risks.
Frequent Trading of mutual fund shares presents a variety of risks for shareholders of a mutual fund who do not engage in Frequent Trading activities. These risks, in general, include:
•	dilution in the value of the mutual fund’s shares,

•	negative impact on the mutual fund’s performance due to the loss of investment opportunities by requiring a mutual fund to maintain larger cash positions,

•	increased brokerage and administrative costs, and

•	interference with the efficient management of a mutual fund’s portfolio.
In particular, mutual funds investing in securities that are primarily listed on foreign exchanges, such as the Capital Appreciation Portfolio, can be affected by events that influence the price of foreign securities after the close of a
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How to Invest in the Portfolios
Continued
foreign exchange, but prior to the close of trading on the New York Stock Exchange. During such an event, the closing values of the affected foreign securities would no longer reflect their market value; however, a mutual fund holding such foreign securities would typically continue to use the closing prices listed on the foreign exchange. This would allow an investor to buy or sell a mutual fund’s shares after the close of the foreign exchange, but prior to the pricing of a mutual fund’s NAV (“stale pricing”). This strategy is generally referred to as “time-zone arbitrage.” An investor engaging in this strategy would seek to exploit the stale pricing used in calculating a mutual fund’s NAV. An investor who successfully implements this strategy can dilute the value of other shareholders’ holdings by trading mutual fund shares at prices that do not reflect their actual market value (“fair value”).
Similarly, the Portfolios that hold small-capitalization (e.g. small company) stocks that are thinly traded are also prone to investors exploiting stale pricing and concerns regarding a security’s fair value (each of these strategies, as well as others identified by the Portfolios from time to time, are “Frequent Trading Strategies”).
Frequent Trading Policies and Procedures
The U.S. Government, Municipal, and Cash Reserve Portfolios (“Money Market Portfolio”) are intended for investors who seek daily liquidity and the flexibility to buy or sell such shares on a daily basis. As such, the Board of Trustees, at this time, has not adopted a policy or procedures to deter Frequent Trading Strategies in the Money Market Portfolios.
However, for the Core Equity, Capital Appreciation, Intermediate Bond, and Tennessee Tax-Free Portfolios, the Board of Trustees has implemented the following policies and procedures and has delegated these responsibilities to the Transfer Agent to identify and discourage Frequent Trading activity in the Portfolios. The Portfolios are currently using the following methods:
•	Reviewing, on a continuing basis, recent trading activity to attempt to identify any unusually large amounts of money moving in and out of the Portfolio,

•	Refusing or restricting any purchase or exchange that a Portfolio believes, in its discretion, to be a short-term, excessive, or disruptive to its long-term share holders, and

•	Suspending redemption and/or exchange privileges for any account a Portfolio determines, in its sole discretion, has engaged in excessive or disruptive trading activity.
In an effort to protect the interest of long-term shareholders, the Portfolios uniformly apply these policies and procedures referenced above which are meant to detect and deter an investor that intends to use any Frequent Trading Strategies (“Excessive Trader(s)”). Any investor who wishes to engage in Frequent Trading Strategies should not purchase shares of the Portfolios.
The Board of Trustees has adopted these policies and procedures to help the Trust and its Portfolios identify and deter Frequent Trading activities by shareholders in the Portfolios. Neither the Trust nor its Portfolios accommodate Frequent Trading activities.
However, none of these tools can guarantee that Frequent Trading activities will not occur, especially with respect to accounts trading in omnibus arrangements. By their nature, omnibus accounts, in which purchases and sales of the Portfolios by multiple investors are aggregated by an intermediary and presented to the Portfolios on a net basis, may effectively conceal a Frequent Trading Strategy.
Customer Identification Program
Federal regulations require The Trust to obtain your name, your date of birth (for a natural person), your residential address or principal place of business (as the case may be) and (if different) mailing address, and your Social Security Number, employer identification number (“EIN”) or other government-issued identification when you open an account. Additional information may be required in certain circumstances. Account applications without such information may not be accepted. To the extent permitted by applicable law, the Trust reserves the right to close your account at current day’s NAV or place limits on transactions in your account until your identity is verified. The Trust also reserves the right to hold your proceeds until your original check clears the bank.
Involuntary Redemptions
First Funds reserves the right to close an account if a shareholder is deemed to engage in activities that are illegal or otherwise believed to be detrimental to a Portfolio.
What Is the Effect of Federal Income Tax on this Investment?
The Portfolios intend to distribute substantially all of their net investment income and capital gains, if any, to shareholders within each calendar year as well as on a fiscal year basis. Any net capital gains realized are normally distributed in December. Income dividends for the Core Equity and Capital Appreciation Portfolios, if any, are paid annually. Income
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How to Invest in the Portfolios
Continued
dividends for the Intermediate Bond,Tennessee Tax-Free and Money Market Portfolios are declared daily and paid monthly.
Federal Taxes: Distributions of gains from the sale of assets held by a Portfolio for more than one year generally are taxable to shareholders at the applicable long-term capital gains rate, regardless of how long they have owned their portfolio shares. Distributions from other sources (if any) generally are taxed as either ordinary income or, if so designated by the Portfolio, as “qualified dividend income” taxable to individual shareholders at a maximum 15% tax rate, provided that the individual receiving the dividend satisfies certain holding period requirements. A portion of the Core Equity and Capital Appreciation Portfolios dividends may qualify for the dividends-received deduction for corporations.
Distributions are taxable when they are paid, whether taken in cash or reinvested in additional shares, except that distributions declared in October, November or December and paid in January are taxable as if paid on December 31. The Portfolios will send each investor or, if Class I, each Institutional Investor, an IRS Form 1099-DIV by January 31 of each year.
Federally tax-free interest earned by the Tennessee Tax-Free Portfolio or Municipal Money Market Portfolio is federally tax-free when distributed as income dividends. If the Tennessee Tax-Free or Municipal Money Market Portfolios earn federally taxable income from any of its investments, it will be distributed as a taxable dividend. Gains from the sale of tax-free bonds held by the Tennessee Tax-Free or Municipal Money Market Portfolios for more than one year result in a taxable capital gain distribution. Short-term capital gains and a portion of the gain on bonds purchased at a discount are taxed as dividends.
Redemptions and Exchanges: A capital gain or loss may be realized when shares of a Portfolio are redeemed or exchanged. For most types of accounts, the Portfolios will report the proceeds of redemptions to each shareholder and the IRS annually. However, the tax treatment also depends on the purchase price and your personal tax position.
“Buying a Dividend”: If you purchase shares of the Core Equity, Capital Appreciation, Intermediate Bond and Tennessee Tax-Free Portfolios prior to a distribution of income or capital gains, the purchase price will reflect the amount of the upcoming distribution, but you will be taxed on the entire amount of the distribution received, even though, as an economic matter, the distribution simply constitutes a return of your capital. This is known as “buying a dividend.”
Other Tax Information: The information above is only a summary of some of the federal tax consequences generally affecting the Portfolios and their shareholders, and no attempt has been made to discuss individual tax consequences. In addition to federal tax, distributions may be subject to state or local taxes.
Institutional Investors and other shareholders should consult their tax advisers for details and up-to-date information on the tax laws in your state to determine whether each Portfolio is suitable given your particular tax situation. It is not anticipated that distributions from the Core Equity, Capital Appreciation, and Intermediate Portfolios will be exempt from state personal income tax, except to the extent that any distributions of income are attributable to interest on bonds or securities of the U.S. government or most of its agencies or instrumentalities.
When you sign your account application, you will be asked to certify that your taxpayer identification number is correct, that you are not subject to backup withholding for failing to report income to the IRS and that you are a U.S. person. If you do not comply with IRS regulations, the IRS can require the Portfolios to withhold a portion of taxable distributions from your account.
Distribution Plans and Shareholder Servicing Plans
The Portfolios have adopted distribution and shareholder servicing plans for the marketing of fund shares and for services provided to shareholders. The plans provide for payments at annual rates (based on average net assets) of up to 0.25% for Class A of the Portfolios, 0.70% for Class B of the Intermediate Bond Portfolio and Tennessee Tax-Free Portfolio, 1.00% for Class B of the Cash Reserve Portfolio, Capital Appreciation Portfolio and Core Equity Portfolio, 0.45% for Class C of the Money Market Portfolios, and 1.00% of Class C for the Intermediate Bond Portfolio, Tennessee Tax-Free Portfolio, Capital Appreciation Portfolio and Core Equity Portfolio.The payments for Class C shares are currently limited to 0.25% for the Money Market Portfolios, and 0.50% for the Intermediate Bond and the Tennessee Tax-Free Portfolios. Because these fees are paid out of each Portfolio’s assets on an ongoing basis, over time these fees will increase the cost of your investment and may cost you more than other types of sales charges. In addition, certain Portfolios or classes have adopted a Defensive 12b- 1 Plan, which provides that various service providers, such as a Portfolio’s administrator, investment adviser, sub-adviser, or co-adviser may make payments for distribution related expenses out of their own resources, including past profits or payments received from a Portfolio for other purposes such as management fees, and that the Portfolio’s distributor may, from time to time, use its own resources for distribution related services, in addition to the fees paid under a distribution and shareholder servicing plan.
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Privacy Policy
The Portfolios collect nonpublic personal information about their customers1 from the following sources:
•	Account applications and other forms, which may include a customer’s name, address, social security number, and information about a customer’s investment goals and risk tolerance;

•	Account history, including information about the transactions and balances in a customer’s account; and

•	Correspondence, written, or telephonic, between a customer and a Portfolio or service providers to the Portfolios.
The Portfolios will not release information about their customers or their accounts unless one of the following conditions is met:
•	Prior written consent is received.

•	The Portfolios believe the recipient to be the fund customer or the customer’s authorized representative.

•	The Portfolios are required by law to release information to the recipient.
The Portfolios do not give or sell information about their customers or their Portfolio accounts to any other company, individual, or group.
The Portfolios will only use information about their customers and their accounts to attempt to better serve their investment needs or to suggest services or educational materials that may be of interest to them.
The Portfolios restrict access to nonpublic personal information about customers to those employees who need to know that information in order to provide products or services. The Portfolios may also share personal information with companies that it hires to provide support services. When the Portfolios share personal information with service providers, it protects that personal information with a strict confidentiality agreement. The Portfolios also maintain physical, electronic and procedural safeguards that comply with federal standards to guard customers’ nonpublic personal information.
The Portfolios will adhere to the policies and practices described in this notice for current and former shareholders of the Portfolios.

[1]	For purposes of this notice, the terms “customer” or “customers” includes both shareholders of a Portfolio and individuals who provide nonpublic personal information to a Portfolio, but do not invest in Portfolio shares.
800.442.1941

Financial Highlights
The financial highlights table is intended to help you understand the each Portfolio’s financial performance for the periods indicated. Certain information reflects financial results for a single Portfolio share. The total returns in the table represent the rate than an investor would have earned (or lost) on an investment in each Portfolio (assuming reinvestment of all dividends and distributions). This information has been audited by Deloitte & Touche LLP, whose report, along with the Portfolio’s financial statements, are included in the annual report, which is available upon request.
Core Equity Portfolio
CLASS I

	For the Year Ended June 30,

	2005^		2004^	2003^	2002	2001

Selected Per-Share Data
Net asset value, beginning of period	$18.71		$16.12	$15.74	$21.87	$25.33

Income from investment operations:
Net investment income	0.27		0.05	0.07	0.08	0.07
Net realized and unrealized gain/(loss) on investments	(0.33)		2.57	0.37	(4.52)	0.06

Total from investment operations	(0.06)		2.62	0.44	(4.44)	0.13

Distributions:
Net investment income	(0.14)		(0.03)	(0.06)	(0.08)	(0.04)
Net realized gain	(0.96)		—	—	(1.61)	(3.55)

Total distributions	(1.10)		(0.03)	(0.06)	(1.69)	(3.59)

Net asset value, end of period	$17.55		$18.71	$16.12	$15.74	$21.87

Total Return	(0.45	)% +	16.28%	2.82%	(21.53)%	(0.70)%

Ratios and Supplemental Data
Net assets, end of period (thousands)	$304,032		$436,164	$470,855	$541,058	$716,068
Ratio of expenses to average daily net assets	0.99%		1.01%	0.98%	0.94%	0.97%
Ratio of net investment income to average net assets	1.51%		0.30%	0.47%	0.44%	0.31%
Portfolio turnover rate	24%		18%	22%	38%	26%
(1) During the period, various fees were waived. The ratio of expenses to average net assets had such waivers not occurred is as follows.	1.03%		—	—	—	—
CLASS A

	For the Year Ended June 30,

	2005^		2004^	2003^	2002	2001

Selected Per-Share Data
Net asset value, beginning of period	$18.67		$16.11	$15.73	$21.85	$25.33

Income from investment operations:
Net investment income	0.23		0.01	0.03	0.04	0.01
Net realized and unrealized gain/(loss) on investments	(0.33)		2.56	0.37	(4.51)	0.06

Total from investment operations	(0.10)		2.57	0.40	(4.47)	0.07

Distributions:
Net investment income	(0.12)		(0.01)	(0.02)	(0.04)	—
Net realized gain	(0.96)		—	—	(1.61)	(3.55)

Total distributions	(1.08)		(0.01)	(0.02)	(1.65)	(3.55)

Net asset value, end of period	$17.49		$18.67	$16.11	$15.73	$21.85

Total Return*	(0.70	)% +	15.99%	2.58%	(21.73)%	(0.95)%

Ratios and Supplemental Data
Net assets, end of period (thousands)	$55,914		$85,250	$79,265	$105,294	$134,604
Ratio of expenses to average daily net assets	1.24%		1.26%	1.24%	1.19%	1.23%
Ratio of net investment income to average net assets	1.26%		0.05%	0.21%	0.20%	0.05%
Portfolio turnover rate	24%		18%	22%	38%	26%
(1) During the period, various fees were waived. The ratio of expenses to average net assets had such waivers not occurred is as follows.	1.28%		—	—	—	—

^	Per share amounts calculated based on the average shares outstanding during the period.

*	Class A total return does not include the one-time front-end sales charge.

+	Total Return would have been lower had various fees not been waived during the period.
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Financial Highlights
Core Equity Portfolio (Continued)
CLASS B

	For the Year Ended June 30,

	2005^		2004^	2003^	2002	2001

Selected Per-Share Data
Net asset value, beginning of period	$17.99		$15.62	$15.35	$21.49	$25.13

Income from investment operations:
Net investment gain/(loss)	0.09		(0.12)	(0.08)	(0.05)	(0.05)
Net realized and unrealized gain/(loss) on investments	(0.29)		2.49	0.35	(4.48)	(0.04)

Total from investment operations	(0.20)		2.37	0.27	(4.53)	(0.09)

Distributions:
Net investment income	(0.05)		—	—	—	—
Net realized gain	(0.96)		—	—	(1.61)	(3.55)

Total distributions	(1.01)		—	—	(1.61)	(3.55)

Net asset value, end of period	$16.78		$17.99	$15.62	$15.35	$21.49

Total Return	(1.30	)% +	15.17%	1.76%	(22.39)%	(1.65)%

Ratios and Supplemental Data
Net assets, end of period (thousands)	$12,460		$15,432	$14,069	$15,636	$13,849
Ratio of expenses to average daily net assets	1.99%		2.02%	2.01%	1.98%	1.99%
Ratio of net investment income/(loss) to average net assets	0.50%		(0.71)%	(0.56)%	(0.59)%	(0.71)%
Portfolio turnover rate	24%		18%	22%	38%	26%
(1) During the period, various fees were waived. The ratio of expenses to average net assets had such waivers not occurred is as follows.	2.03%		—	—	—	—
CLASS C

	For the Year Ended June 30,

	2005^		2004^	2003 ^	2002	2001

Selected Per-Share Data
Net asset value, beginning of period	$17.75		$15.41	$15.15	$21.23	$24.87

Income from investment operations:
Net investment gain/(loss)	0.09		(0.12)	(0.08)	(0.12)	(0.13)
Net realized and unrealized gain/(loss) on investments	(0.27)		2.46	0.34	(4.35)	0.04

Total from investment operations	(0.18)		2.34	0.26	(4.47)	(0.09)

Distributions:
Net investment income	(0.05)		—	—	—	—
Net realized gain	(0.96)		—	—	(1.61)	(3.55)

Total distributions	(1.01)		—	—	(1.61)	(3.55)

Net asset value, end of period	$16.56		$17.75	$15.41	$15.15	$21.23

Total Return	(1.19	)% +	15.18%	1.72%	(22.38)%	(1.66)%

Ratios and Supplemental Data
Net assets, end of period (thousands)	$42,825		$52,415	$53,045	$64,105	$93,201
Ratio of expenses to average daily net assets	1.99%		2.02%	1.98%	1.95%	1.96%
Ratio of net investment income/(loss) to average net assets	0.50%		(0.71)%	(0.53)%	(0.56)%	(0.69)%
Portfolio turnover rate	24%		18%	22%	38%	26%
(1) During the period, various fees were waived. The ratio of expenses to average net assets had such waivers not occurred is as follows.	2.03%		—	—	—	—

^	Per share amounts calculated based on the average shares outstanding during the period.

+	Total Return would have been lower had various fees not been waived during the period.
800.442.1941

Financial Highlights
Capital Appreciation Portfolio
CLASS I

	For the Year Ended June 30,

	2005	2004	2003	2002	2001

Selected Per-Share Data^
Net asset value, beginning of period	$11.31	$9.14	$8.03	$9.98	$14.47

Income from investment operations:
Net investment loss	(0.10)	(0.07)	(0.06)	(0.09)	(0.05)
Net realized and unrealized gain/(loss) on investments	0.23	2.24	1.17	(1.86)	(1.22)

Total from investment operations	0.13	2.17	1.11	(1.95)	(1.27)

Distributions:
Net realized gain	—	—	—	—	(3.22)

Net asset value, end of period	$11.44	$11.31	$9.14	$8.03	$9.98

Total Return	1.15%+	23.74%	13.82%	(19.54)%	(10.93)%

Ratios and Supplemental Data
Net assets, end of period (thousands)	$109,737	$101,570	$49,572	$39,175	$44,746
Ratio of expenses to average daily net assets	1.28%	1.25%	1.26%	1.46%	1.27%
Ratio of net investment loss to average net assets	(0.92)%	(0.64)%	(0.81)%	(1.01)%	(0.45)%
Portfolio turnover rate	83%	71%	67%	137%	130%
(1) During the period, various fees were waived. The ratio of expenses to average net assets had such waivers not occurred is as follows.	1.30%	—	—	—	—
CLASS A

	For the Year Ended June 30,

	2005	2004	2003	2002	2001

Selected Per-Share Data^
Net asset value, beginning of period	$11.02	$8.93	$7.86	$9.80	$14.31

Income from investment operations:
Net investment loss	(0.12)	(0.09)	(0.08)	(0.11)	(0.09)
Net realized and unrealized gain/(loss) on investments	0.22	2.18	1.15	(1.83)	(1.20)

Total from investment operations	0.10	2.09	1.07	(1.94)	(1.29)

Distributions:
Net realized gain	—	—	—	—	(3.22)

Net asset value, end of period	$11.12	$11.02	$8.93	$7.86	$9.80

Total Return*	0.91%+	23.40%	13.61%	(19.80)%	(11.21)%

Ratios and Supplemental Data
Net assets, end of period (thousands)	$9,193	$7,073	$3,083	$3,879	$5,150
Ratio of expenses to average daily net assets	1.53%	1.50%	1.49%	1.76%	1.62%
Ratio of net investment loss to average net assets	(1.17)%	(0.89)%	(1.05)%	(1.32)%	(0.80)%
Portfolio turnover rate	83%	71%	67%	137%	130%
(1) During the period, various fees were waived. The ratio of expenses to average net assets had such waivers not occurred is as follows.	1.55%	—	—	—	—

^	Per share amounts calculated based on the average shares outstanding during the period.

+	Total Return would have been lower had various fees not been waived during the period.

*	Class A Total Return does not include the one-time front-end sales charge.
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Financial Highlights
Capital Appreciation Portfolio (Continued)
CLASS B

	For the Year Ended June 30,

	2005	2004	2003	2002	2001

Selected Per-Share Data^
Net asset value, beginning of period	$10.82	$8.84	$7.84	$9.86	$14.49

Income from investment operations:
Net investment loss	(0.20)	(0.17)	(0.13)	(0.18)	(0.16)
Net realized and unrealized gain/(loss) on investments	0.22	2.15	1.13	(1.84)	(1.25)

Total from investment operations	0.02	1.98	1.00	(2.02)	(1.41)

Distributions:
Net realized gain	—	—	—	—	(3.22)

Net asset value, end of period	$10.84	$10.82	$8.84	$7.84	$9.86

Total Return	0.18%+	22.40%	12.76%	(20.49)%	(12.00)%

Ratios and Supplemental Data
Net assets, end of period (thousands)	$1,220	$1,164	$508	$515	$737
Ratio of expenses to average daily net assets	2.28%	2.25%	2.26%	2.62%	2.48%
Ratio of net investment loss to average net assets	(1.92)%	(1.64)%	(1.82)%	(2.17)%	(1.66)%
Portfolio turnover rate	83%	71%	67%	137%	130%
(1) During the period, various fees were waived. The ratio of expenses to average net assets had such waivers not occurred is as follows.	2.30%	—	—	—	—
CLASS C

	For the Year Ended June 30,

	2005	2004	2003	2002	2001

Selected Per-Share Data^
Net asset value, beginning of period	$10.37	$8.47	$7.51	$9.43	$14.02

Income from investment operations:
Net investment loss	(0.19)	(0.16)	(0.12)	(0.18)	(0.19)
Net realized and unrealized gain/(loss) on investments	0.20	2.06	1.08	(1.74)	(1.18)

Total from investment operations	0.01	1.90	0.96	(1.92)	(1.37)

Distributions:
Net realized gain	—	—	—	—	(3.22)

Net asset value, end of period	$10.38	$10.37	$8.47	$7.51	$9.43

Total Return	0.10%+	22.43%	12.78%	(20.36)%	(12.13)%

Ratios and Supplemental Data
Net assets, end of period (thousands)	$727	$756	$482	$463	$758
Ratio of expenses to average daily net assets	2.28%	2.25%	2.24%	2.63%	2.60%
Ratio of net investment loss to average net assets	(1.92)%	(1.64)%	(1.80)%	(2.18)%	(1.78)%
Portfolio turnover rate	83%	71%	67%	137%	130%
(1) During the period, various fees were waived. The ratio of expenses to average net assets had such waivers not occurred is as follows.	2.30%	—	—	—	—

^	Per share amounts calculated based on the average shares outstanding during the period.

+	Total Return would have been lower had various fees not been waived during the period.
800.442.1941

Financial Highlights
Intermediate Bond Portfolio
CLASS I

	For the Year Ended June 30,

	2005	2004	2003	2002	2001

Selected Per-Share Data
Net asset value, beginning of period	$10.24	$10.81	$10.39	$10.10	$9.59
Income from investment operations:
Net investment income	0.37	0.38	0.45	0.52	0.55
Net realized and unrealized gain/(loss) on investments	0.00 **	(0.43)	0.50	0.33	0.51

Total from investment operations	0.37	(0.05)	0.95	0.85	1.06

Distributions:
Net investment income	(0.37)	(0.38)	(0.47)	(0.52)	(0.55)
Net realized gain	(0.04)	(0.14)	(0.06)	(0.04)	—

Total distributions	(0.41)	(0.52)	(0.53)	(0.56)	(0.55)

Net asset value, end of period	$10.20	$10.24	$10.81	$10.39	$10.10

Total Return+	3.72%	(0.43)%	9.35%	8.59%	11.28%

Ratios and Supplemental Data
Net assets, end of period (thousands)	$316,404	$367,269	$443,511	$188,425	$188,381
Ratio of expenses to average daily net assets (1)	0.65%	0.65%	0.62%	0.62%	0.60%
Ratio of net investment income to average net assets	3.61%	3.65%	4.41%	5.08%	5.52%
Portfolio turnover rate	56%	27%	36%	61%	59%
(1) During the period, various fees were waived. The ratio of expenses to average net assets had such waivers not occurred is as follows.	0.84%	0.83%	0.82%	0.82%	0.80%
CLASS A

	For the Year Ended June 30,

	2005	2004	2003	2002	2001

Selected Per-Share Data
Net asset value, beginning of period	$10.24	$10.82	$10.40	$10.10	$9.59

Income from investment operations:
Net investment income	0.35	0.36	0.44	0.50	0.52
Net realized and unrealized gain/(loss) on investments	0.00 **	(0.44)	0.48	0.34	0.51

Total from investment operations	0.35	(0.08)	0.92	0.84	1.03

Distributions:
Net investment income	(0.35)	(0.36)	(0.44)	(0.50)	(0.52)
Net realized gain	(0.04)	(0.14)	(0.06)	(0.04)	—

Total distributions	(0.39)	(0.50)	(0.50)	(0.54)	(0.52)

Net asset value, end of period	$10.20	$10.24	$10.82	$10.40	$10.10

Total Return+*	3.46%	(0.75)%	9.08%	8.43%	10.99%

Ratios and Supplemental Data
Net assets, end of period (thousands)	$19,226	$18,758	$52,686	$50,032	$45,098
Ratio of expenses to average daily net assets (1)	0.90%	0.90%	0.88%	0.87%	0.84%
Ratio of net investment income to average net assets	3.36%	3.40%	4.15%	4.83%	5.27%
Portfolio turnover rate	56%	27%	36%	61%	59%
(1) During the period, various fees were waived. The ratio of expenses to average net assets had such waivers not occurred is as follows.	1.09%	1.08%	1.08%	1.07%	1.04%

+	Total Return would have been lower had various fees not been waived during the period.

*	Class A Total Return does not include the one-time front-end sales charge.

**	Less than $.005 per share.
www.FirstFunds.com

Financial Highlights
Intermediate Bond Portfolio (Continued)
CLASS B

	For the Year Ended June 30,

	2005	2004	2003***

Selected Per-Share Data
Net asset value, beginning of period	$10.24	$10.82	$10.55

Income from investment operations:
Net investment income	0.30	0.31	0.27
Net realized and unrealized gain/(loss) on investments	0.00 **	(0.44)	0.33

Total from investment operations	0.30	(0.13)	0.60

Distributions:
Net investment income	(0.30)	(0.31)	(0.27)
Net realized gain	(0.04)	(0.14)	(0.06)

Total distributions	(0.34)	(0.45)	(0.33)

Net asset value, end of period	$10.20	$10.24	$10.82

Total Return+	2.98%	(1.21)%	5.75	%#

Ratios and Supplemental Data
Net assets, end of period (thousands)	$365	$609	$678
Ratio of expenses to average daily net assets (1)	1.35%	1.35%	1.31	%*
Ratio of net investment income to average net assets	2.91%	2.95%	3.72	%*
Portfolio turnover rate	56%	27%	36%
(1) During the period, various fees were waived. The ratio of expenses to average net assets had such waivers not occurred is as follows.	1.54%	1.53%	1.51	%*
CLASS C

	For the Year Ended June 30,

	2005	2004	2003	2002	2001

Selected Per-Share Data
Net asset value, beginning of period	$10.25	$10.82	$10.40	$10.10	$9.59

Income from investment operations:
Net investment income	0.29	0.30	0.38	0.44	0.47
Net realized and unrealized gain/(loss) on investments	0.00 **	(0.43)	0.49	0.34	0.51

Total from investment operations	0.29	(0.13)	0.87	0.78	0.98

Distributions:
Net investment income	(0.29)	(0.30)	(0.39)	(0.44)	(0.47)
Net realized gain	(0.04)	(0.14)	(0.06)	(0.04)	—

Total distributions	(0.33)	(0.44)	(0.45)	(0.48)	(0.47)

Net asset value, end of period	$10.21	$10.25	$10.82	$10.40	$10.10

Total Return+	2.94%	(1.17)%	8.54%	7.81%	10.38%

Ratios and Supplemental Data
Net assets, end of period (thousands)	$2,276	$2,221	$3,468	$1,710	$1,333
Ratio of expenses to average daily net assets (1)	1.40%	1.40%	1.37%	1.44%	1.42%
Ratio of net investment income to average net assets	2.86%	2.90%	3.66%	4.25%	4.70%
Portfolio turnover rate	56%	27%	36%	61%	59%
(1) During the period, various fees were waived. The ratio of expenses to average net assets had such waivers not occurred is as follows.	1.84%	1.83%	1.82%	1.89%	1.86%

*	Annualized

**	Less than $.005 per share.

***	Class B commenced operations on October 28, 2002.

+	Total Return would have been lower had various fees not been waived during the period.

#	Total Return for period of less than one year is not annualized.
800.442.1941

Financial Highlights
Tennessee Tax-Free Portfolio
CLASS I

	For the Year Ended June 30,

	2005	2004	2003	2002	2001

Selected Per-Share Data
Net asset value, beginning of period	$10.26	$10.73	$10.47	$10.28	$9.89

Income from investment operations:
Net investment income	0.39	0.40	0.42	0.43	0.44
Net realized and unrealized gain/(loss) on investments	0.12	(0.42)	0.29	0.21	0.39

Total from investment operations	0.51	(0.02)	0.71	0.64	0.83

Distributions:
Net investment income	(0.39)	(0.40)	(0.42)	(0.43)	(0.44)
Net realized gain	(0.03)	(0.05)	(0.03)	(0.02)	—

Total distributions	(0.42)	(0.45)	(0.45)	(0.45)	(0.44)

Net asset value, end of period	$10.35	$10.26	$10.73	$10.47	$10.28

Total Return+	5.05%	(0.22)%	6.89%	6.34%	8.49%

Ratios and Supplemental Data
Net assets, end of period (thousands)	$107,783	$143,278	$163,440	$164,437	$168,940
Ratio of expenses to average daily net assets (1)	0.69%	0.65%	0.63%	0.64%	0.62%
Ratio of net investment income to average net assets	3.72%	3.83%	3.93%	4.14%	4.29%
Portfolio turnover rate	11%	9%	19%	8%	13%
(1) During the period, various fees were waived. The ratio of expenses to average net assets had such waivers not occurred is as follows.	0.89%	0.85%	0.83%	0.84%	0.82%
CLASS A

	For the Year Ended June 30,

	2005	2004	2003	2002	2001

Selected Per-Share Data
Net asset value, beginning of period	$10.28	$10.75	$10.49	$10.31	$9.92

Income from investment operations:
Net investment income	0.36	0.38	0.39	0.40	0.41
Net realized and unrealized gain/(loss) on investments	0.12	(0.42)	0.29	0.20	0.39

Total from investment operations	0.48	(0.04)	0.68	0.60	0.80

Distributions:
Net investment income	(0.36)	(0.38)	(0.39)	(0.40)	(0.41)
Net realized gain	(0.03)	(0.05)	(0.03)	(0.02)	—

Total distributions	(0.39)	(0.43)	(0.42)	(0.42)	(0.41)

Net asset value, end of period	$10.37	$10.28	$10.75	$10.49	$10.31

Total Return+*	4.78%	(0.45)%	6.62%	5.98%	8.20%

Ratios and Supplemental Data
Net assets, end of period (thousands)	$8,771	$9,935	$11,661	$9,252	$12,836
Ratio of expenses to average daily net assets (1)	0.94%	0.90%	0.87%	0.88%	0.87%
Ratio of net investment income to average net assets	3.47%	3.58%	3.68%	3.90%	4.04%
Portfolio turnover rate	11%	9%	19%	8%	13%
(1) During the period, various fees were waived. The ratio of expenses to average net assets had such waivers not occurred is as follows.	1.14%	1.10%	1.07%	1.08%	1.08%

*	Class A total return does not include the one-time front-end sales charge.

+	Total Return would have been lower had various fees not been waived during the period.
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Financial Highlights
Tennessee Tax-Free Portfolio (Continued)
CLASS B

	For the Year Ended June 30,

	2005	2004	2003	2002	2001

Selected Per-Share Data
Net asset value, beginning of period	$10.26	$10.73	$10.47	$10.29	$9.90

Income from investment operations:
Net investment income	0.31	0.33	0.34	0.35	0.36
Net realized and unrealized gain/(loss) on investments	0.12	(0.42)	0.29	0.20	0.39

Total from investment operations	0.43	(0.09)	0.63	0.55	0.75

Distributions:
Net investment income	(0.31)	(0.33)	(0.34)	(0.35)	(0.36)
Net realized gain	(0.03)	(0.05)	(0.03)	(0.02)	—

Total distributions	(0.34)	(0.38)	(0.37)	(0.37)	(0.36)

Net asset value, end of period	$10.35	$10.26	$10.73	$10.47	$10.29

Total Return+	4.31%	(0.91)%	6.15%	5.46%	7.72%

Ratios and Supplemental Data
Net assets, end of period (thousands)	$2,933	$3,856	$4,673	$1,090	$309
Ratio of expenses to average daily net assets (1)	1.39%	1.35%	1.32%	1.37%	1.33%
Ratio of net investment income to average net assets	3.02%	3.12%	3.23%	3.41%	3.58%
Portfolio turnover rate	11%	9%	19%	8%	13%
(1) During the period, various fees were waived. The ratio of expenses to average net assets had such waivers not occurred is as follows.	1.59%	1.55%	1.52%	1.57%	1.53%
CLASS C

	For the Year Ended June 30,

	2005	2004	2003	2002	2001

Selected Per-Share Data
Net asset value, beginning of period	$10.27	$10.74	$10.48	$10.29	$9.90

Income from investment operations:
Net investment income	0.33	0.35	0.37	0.38	0.38
Net realized and unrealized gain/(loss) on investments	0.12	(0.42)	0.29	0.21	0.39

Total from investment operations	0.45	(0.07)	0.66	0.59	0.77

Distributions:
Net investment income	(0.33)	(0.35)	(0.37)	(0.38)	(0.38)
Net realized gain	(0.03)	(0.05)	(0.03)	(0.02)	—

Total distributions	(0.36)	(0.40)	(0.40)	(0.40)	(0.38)

Net asset value, end of period	$10.36	$10.27	$10.74	$10.48	$10.29

Total Return+	4.52%	(0.71)%	6.37%	5.81%	7.89%

Ratios and Supplemental Data
Net assets, end of period (thousands)	$4,721	$5,391	$7,608	$6,989	$6,426
Ratio of expenses to average daily net assets (1)	1.19%	1.15%	1.12%	1.14%	1.17%
Ratio of net investment income to average net assets	3.22%	3.32%	3.43%	3.65%	3.74%
Portfolio turnover rate	11%	9%	19%	8%	13%
(1) During the period, various fees were waived. The ratio of expenses to average net assets had such waivers not occurred is as follows.	1.89%	1.85%	1.82%	1.84%	1.87%

+	Total Return would have been lower had various fees not been waived during the period.
800.442.1941

Financial Highlights
U.S. Government Money Market Portfolio
CLASS I

	For the Year Ended June 30,

	2005	2004	2003	2002	2001

Selected Per — Share Data
Net asset value, beginning of period	$1.00	$1.00	$1.00	$1.00	$1.00

Income from investment operations:
Net investment income	0.019	0.009	0.013	0.024	0.057

Distributions:
Net investment income	(0.019)	(0.009)	(0.013)	(0.024)	(0.057)

Net asset value, end of period	$1.00	$1.00	$1.00	$1.00	$1.00

Total Return+	1.97%	0.87%	1.34%	2.42%	5.85%

Ratios and Supplemental Data
Net assets, end of period (thousands)	$128,892	$116,124	$124,310	$128,530	$81,572
Ratio of expenses to average net assets (1)	0.25%	0.25%	0.25%	0.25%	0.23%
Ratio of net investment income to average net assets	1.95%	0.85%	1.33%	2.27%	5.74%
(1) During the period, various fees were waived. The ratio of expenses to average net assets had such waivers not occurred is as follows.	0.35%	0.34%	0.34%	0.32%	0.40%
CLASS C

	For the Year Ended June 30,

	2005	2004	2003	2002	2001

Selected Per — Share Data
Net asset value, beginning of period	$1.00	$1.00	$1.00	$1.00	$1.00

Income from investment operations:
Net investment income	0.017	0.006	0.011	0.021	0.055

Distributions:
Net investment income	(0.017)	(0.006)	(0.011)	(0.021)	(0.055)

Net asset value, end of period	$1.00	$1.00	$1.00	$1.00	$1.00

Total Return+	1.71%	0.62%	1.08%	2.17%	5.59%

Ratios and Supplemental Data
Net assets, end of period (thousands)	$7,142	$8,081	$7,598	$8,297	$2,500
Ratio of expenses to average net assets (1)	0.50%	0.50%	0.50%	0.50%	0.48%
Ratio of net investment income to average net assets	1.70%	0.60%	1.08%	2.02%	5.49%
(1) During the period, various fees were waived. The ratio of expenses to average net assets had such waivers not occurred is as follows.	0.80%	0.79%	0.79%	0.77%	0.85%

+	Total Return would have been lower had various fees not been waived during the period.
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Financial Highlights
Municipal Money Market Portfolio
CLASS I

	For the Year Ended June 30,

	2005	2004	2003	2002	2001

Selected Per — Share Data
Net asset value, beginning of period	$1.00	$1.00	$1.00	$1.00	$1.00

Income from investment operations:
Net investment income	0.015	0.008	0.011	0.017	0.036

Distributions:
Net investment income	(0.015)	(0.008)	(0.011)	(0.017)	(0.036)

Net asset value, end of period	$1.00	$1.00	$1.00	$1.00	$1.00

Total Return+	1.55%	0.78%	1.10%	1.69%	3.66%

Ratios and Supplemental Data
Net assets, end of period (thousands)	$49,356	$48,720	$67,516	$57,482	$47,665
Ratio of expenses to average net assets (1)	0.30%	0.30%	0.30%	0.25%	0.28%
Ratio of net investment income to average net assets	1.49%	0.77%	1.09%	1.65%	3.53%
(1) During the period, various fees were waived. The ratio of expenses to average net assets had such waivers not occurred is as follows.	0.37%	0.35%	0.33%	0.31%	0.46%
CLASS C

	For the Year Ended June 30,

	2005	2004	2003	2002	2001

Selected Per — Share Data
Net asset value, beginning of period	$1.00	$1.00	$1.00	$1.00	$1.00

Income from investment operations:
Net investment income	0.013	0.005	0.008	0.014	0.033

Distributions:
Net investment income	(0.013)	(0.005)	(0.008)	(0.014)	(0.033)

Net asset value, end of period	$1.00	$1.00	$1.00	$1.00	$1.00

Total Return+	1.30%	0.52%	0.85%	1.44%	3.37%

Ratios and Supplemental Data
Net assets, end of period (thousands)	$25,927	$44,801	$25,777	$24,181	$22,466
Ratio of expenses to average net assets (1)	0.55%	0.55%	0.55%	0.50%	0.55%
Ratio of net investment income to average net assets	1.24%	0.52%	0.84%	1.40%	3.26%
(1) During the period, various fees were waived. The ratio of expenses to average net assets had such waivers not occurred is as follows.	0.82%	0.80%	0.78%	0.76%	0.93%

+	Total Return would have been lower had various fees not been waived during the period.
800.442.1941

Financial Highlights
Cash Reserve Portfolio
CLASS I

	For the Year Ended June 30,

	2005	2004	2003	2002	2001

Selected Per — Share Data
Net asset value, beginning of period	$1.00	$1.00	$1.00	$1.00	$1.00

Income from investment operations:
Net investment income	0.019	0.008	0.013	0.024	0.058

Distributions:
Net investment income	(0.019)	(0.008)	(0.013)	(0.024)	(0.058)

Net asset value, end of period	$1.00	$1.00	$1.00	$1.00	$1.00

Total Return+	1.96%	0.85%	1.33%	2.44%	5.92%

Ratios and Supplemental Data
Net assets, end of period (thousands)	$32,457	$28,827	$46,717	$47,402	$35,453
Ratio of expenses to average net assets (1)	0.30%	0.30%	0.30%	0.25%	0.27%
Ratio of net investment income to average net assets	1.93%	0.85%	1.34%	2.36%	5.51%
(1) During the period, various fees were waived. The ratio of expenses to average net assets had such waivers not occurred is as follows.	0.36%	0.37%	0.34%	0.31%	0.45%
CLASS B

	For the Year Ended June 30,

	2005	2004	2003**

Selected Per — Share Data
Net asset value, beginning of period	$1.00	$1.00	$1.00

Income from investment operations:
Net investment income	0.010	0.002	0.002

Distributions:
Net investment income	(0.010)	(0.002)	(0.002)

Net asset value, end of period	$1.00	$1.00	$1.00

Total Return+	1.00%	0.24%	0.21	%#

Ratios and Supplemental Data
Net assets, end of period (thousands)	$99	$194	$18
Ratio of expenses to average net assets (1)	1.24%	0.91%	1.14	%*
Ratio of net investment income to average net assets	0.99%	0.24%	0.50	%*
(1) During the period, various fees were waived. The ratio of expenses to average net assets had such waivers not occurred is as follows.	1.36%	1.37%	1.36	%*

*	Annualized

**	Class B commenced operations on October 28, 2002.

+	Total Return would have been lower had various fees not been waived during the period.

#	Total Return for period is less than one year and is not annualized.
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Financial Highlights
Cash Reserve Portfolio (Continued)
CLASS C

	For the Year Ended June 30,

	2005	2004	2003	2002	2001

Selected Per — Share Data

Net asset value, beginning of period	$1.00	$1.00	$1.00	$1.00	$1.00
Income from investment operations:
Net investment income	0.017	0.006	0.011	0.022	0.055

Distributions:
Net investment income	(0.017)	(0.006)	(0.011)	(0.022)	(0.055)

Net asset value, end of period	$1.00	$1.00	$1.00	$1.00	$1.00

Total Return+	1.71%	0.60%	1.08%	2.19%	5.65%

Ratios and Supplemental Data
Net assets, end of period (thousands)	$196,422	$208,376	$209,062	$212,250	$231,201
Ratio of expenses to average net assets (1)	0.55%	0.55%	0.55%	0.50%	0.52%
Ratio of net investment income to average net assets	1.68%	0.60%	1.09%	2.11%	5.26%
(1) During the period, various fees were waived. The ratio of expenses to average net assets had such waivers not occurred is as follows.	0.81%	0.82%	0.79%	0.76%	0.90%

+	Total Return would have been lower had various fees not been waived during the period.
800.442.1941

First Funds 2005 Prospectus
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First Funds 2005 Prospectus
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800.442.1941

First Funds 2005 Prospectus
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Additional Information About the Portfolios

Where to Find More Information
The following information about the Portfolios is available to you upon request and without charge:

Annual and Semi-Annual Report
The Annual and Semi-Annual Reports provide additional information about each Portfolio’s investment performance and portfolio holdings. The Annual Report also contains a discussion of the market conditions and investment strategies that significantly affected each Portfolio’s performance during the last fiscal year.

Statement of Additional Information (“SAI”)
The SAI includes additional information about the Portfolio’s investment policies, organization, and management. It is legally part of this Prospectus and is incorporated by reference.

Individuals can make inquiries and request free copies of the Trust’s Annual Report, Semi-Annual Report, SAI, and other information about the Portfolios by:

Writing: First Funds
1625 Broadway, Suite
2200 Denver, CO 80202
Calling: 1-800-442-1941 (option 1), and
Visiting: www.firstfunds.com.

Reports and other information (including the SAI) about the Portfolios can be reviewed and copied at the Commission’s Public Reference Room in Washington, D.C. Copies of this information may be obtained, after paying a duplicating fee, by electronic request at the following E-mail address: publicinfo@sec.gov, or by writing the Commission’s Public Reference Section, Washington, D.C. 20549-0102. Information on the operations of the Public Reference Room may be obtained by calling the Commission at 1-202-942-8090. In addition, reports and other information about the Portfolios are available on the EDGAR Database on the Commission’s Internet site at http://www.sec.gov.

ALPS Distributors, Inc., distributor for First Funds
Investment Company Act File No. 811-6589